SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a 12

Klondex Mines Ltd.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies: ______________________
(2)     Aggregate number of securities to which transaction applies: ______________________
(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________
(4)     Proposed maximum aggregate value of transaction: ______________________
(5)     Total fee paid: ______________________

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid: ______________________
(2)     Form, Schedule or Registration Statement No.: ______________________
(3)     Filing Party: ______________________
(4)     Date Filed: ______________________

NOTICE OF MEETING

and

MANAGEMENT INFORMATION CIRCULAR

for the

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

to be held on

MAY 4, 2017

DATED AS OF MARCH 28, 2017

- i -

ii

KLONDEX MINES LTD.

NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS

NOTICE is hereby given that the annual and special meeting (the "Meeting") of the shareholders of Klondex Mines Ltd. (the "Company") will be held at Toronto Region Board of Trade, Suite 350, 77 Adelaide St. West, Toronto, Ontario on May 4, 2017 at 11:30 a.m. (Eastern Daylight Time), for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the year ended December 31, 2016 and the report of the auditor thereon.

2.	To elect directors of the Company for the ensuing year.

3.	To appoint the auditors of the Company for the ensuing year and to authorize the directors of the Company to fix their remuneration.

4.	To consider and, if deemed appropriate, to pass, with or without variation, a non-binding advisory resolution on the Company's approach to executive compensation.

5.	To conduct a non-binding advisory vote on the frequency of conducting a non-binding advisory vote on the Company's approach to executive compensation.

6.	To transact such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

A shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must deposit his or her duly executed form of proxy with the Company's transfer agent and registrar, Computershare Investor Services Inc., 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 5:00 p.m. (Eastern Daylight Time) on May 2, 2017 or, if the Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment of the Meeting. A shareholder may also vote by telephone or via the internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the internet, completion or return of the proxy form is not needed. The directors of the Company have fixed the close of business on March 28, 2017 as the Record Date for the determination of the shareholders of the Company entitled to receive Notice of the Meeting.

This notice of meeting (the "Notice") is accompanied by: (a) the management information circular (the "Circular"); and (b) either a form of proxy for registered shareholders or a voting instruction form for beneficial shareholders. The Circular accompanying this Notice is incorporated into and shall be deemed to form part of this Notice.

DATED as of the 28th day of March, 2017.

By Order of the Board

(signed) "Paul Huet"
Paul Huet
Director, President and Chief Executive Officer
Klondex Mines Ltd.

KLONDEX MINES LTD.

MANAGEMENT INFORMATION CIRCULAR

PART ONE – VOTING INFORMATION

Solicitation of Proxies

This management information circular (this "Circular") is furnished in connection with the solicitation by management of Klondex Mines Ltd. (the "Company") of proxies to be used at the annual and special meeting (the "Meeting") of shareholders of the Company (the "Shareholders") to be held on May 4, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the "Notice"). It is expected that the solicitation of proxies will be primarily made by mail and may be supplemented by telephone or other personal contact by the directors, officers and employees of the Company. Directors, officers and employees of the Company will not receive any extra compensation for such activities. The cost of solicitation by management will be borne by the Company. It is expected that this Circular, the accompanying Notice and the form of proxy will first be made available to Shareholders on or about April 7, 2017.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are directors and officers of the Company. A Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent the Shareholder at the Meeting and any adjournment thereof may do so either by inserting such person's name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy with the Company's transfer agent and registrar, Computershare Investor Services Inc., 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 5:00 p.m. (Eastern Daylight Time) on May 2, 2017 or, if the Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment of the Meeting. A Shareholder may also vote by telephone or via the internet by following the instructions on the form of proxy. A Shareholder voting by telephone or via the internet shall not complete or return the proxy form.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or adjournment thereof, and upon either of such deposits, the proxy is revoked.

Exercise of Discretion by Proxies

The person named in the enclosed form of proxy will vote, withhold from voting or abstain in respect of the common shares of the Company (the "Common Shares") in respect of which he or she is appointed in accordance with the direction of the appointing Shareholder. If the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

Common Shares held or represented by proxy by persons present at the Meeting in respect of which the Shareholder or proxy holder does not vote, or abstains from voting, with respect to any proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year's Circular. When a beneficial owner holds Common Shares through an intermediary (an "Intermediary"), such as a bank, trust company, securities dealer or broker and trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans, the beneficial owner is considered to be a non-registered holder (a "Non-Registered Holder") who holds their Common Shares in "street name". When a Non-Registered Holder does not provide the Intermediary with voting instructions as to any matter on which the Intermediary is not permitted to exercise its discretion and without specific instruction, a "broker non-vote" occurs, in which case the Intermediary informs the inspector of election that it does not have the authority to vote on the matter with respect to those Common Shares. Broker non-votes will be counted for purposes of establishing a quorum. However, if a quorum is present, broker non-votes will not be counted as votes in favor of such matter or, in the case of election of directors, as votes "withheld" with respect to such election, and also will not be counted as Common Shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on any matter proposed for consideration at the Meeting.

Under the rules of the NYSE MKT LLC ("NYSE MKT"), Intermediaries are entitled to vote shares held for a beneficial owner on "routine'' matters, such as the appointment of the Company's auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, an Intermediary is not entitled to vote shares held for a beneficial owner on certain "non-routine'' matters. The election of our directors and each of the two advisory votes on executive compensation are considered non-routine matters. Accordingly, Shareholders holding Common Shares in street name must arrange to exercise their voting rights if such Shareholders want their votes to count on all matters to be decided at the Meeting.

The enclosed form of proxy confers discretionary authority upon the person named therein with respect to the matters identified in the Notice and with respect to other matters which may properly come before the Meeting. As of the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, the proxy in the accompanying form, when properly completed and delivered and not revoked, will confer discretionary authority upon the person named therein to vote on such other business in accordance with his or her best judgment, subject to any limitations imposed by law.

The form of proxy must be signed by the Shareholder or the duly appointed attorney thereof authorized in writing or, if the Shareholder is a corporation, by an authorized officer of such corporation. A form of proxy signed by the person acting as attorney of the Shareholder or in some other representative capacity, including an officer of a corporation which is a Shareholder, should indicate the capacity in which such person is signing. A Shareholder or his or her attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such Shareholder or by or on behalf of his or her attorney, as the case may be.

Non-Registered Holders

Only registered Shareholders or the person they appoint as their proxy are entitled to attend and vote at the Meeting. The Common Shares beneficially owned by a Non-Registered Holder are registered either: (i) in the name of an Intermediary with whom the Non-Registered Holder deals in respect of the Common Shares; or (ii) in the name of a clearing agency (such as CDS Clearing Depositary Services Inc. of which the Intermediary is a participant). In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101") of the Canadian Securities Administrators, the Company will have distributed copies of the Notice, this Circular and the form of proxy (collectively, the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. The Company does not intend to pay for Intermediaries to forward objecting beneficial owners under NI 54-101 the proxy-related materials and Form 54-107 – Request for Voting Instructions Made by Intermediary. In the case of an objecting beneficial owner, the objecting beneficial owner will not receive the materials unless the objecting beneficial owner's intermediary assumes the cost of delivery.

Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

1.

Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the internet. If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder.

2.

Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Common Shares beneficially owned by the Non- Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder wishes to vote but does not wish to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Corporate Secretary of the Company c/o Computershare Investor Services Inc., Attention: Proxy Department, 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 or by facsimile to (416) 263-9524 or 1-866-249-7775 or vote by telephone or internet as described above. If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided.

Non-Registered Holders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance.

Record Date and Voting Securities

The record date for the determination of Shareholders entitled to receive Notice of the Meeting has been fixed as March 28, 2017 (the "Record Date"). Only Shareholders of record at the close of business on the Record Date who either attend the Meeting in person or complete, sign and deliver a voting instruction form or form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting. A quorum for the transaction of business at the Meeting is the presence of one person who is, or who represents by proxy one or more Shareholders who, in the aggregate, hold at least 5% of the issued and outstanding Common Shares entitled to be voted at the Meeting.

The authorized capital of the Company consists of an unlimited number of Common Shares. As of the Record Date, the Company had outstanding an aggregate of 177,312,560 Common Shares, each carrying the right to one vote per Common Share. No cumulative rights are authorized, and dissenters' rights are not applicable to any of the matters being voted upon.

Principal Holders of Voting Securities

To the knowledge of the directors and senior officers of the Company as at the Record Date, no persons or companies beneficially own or exercise control or direction over 10% or more of the votes attached to the Common Shares, other than as set out below.

Shareholder Name	Number of Common Shares Held	Percentage of Outstanding Common Shares Held
Van Eck Associates Corporation	24,049,115(1)	13.56%

Notes:

(1)

Reflects Common Shares beneficially owned by Van Eck Associates Corporation ("Van Eck") according to the alternative monthly report dated February 8, 2017 filed by Van Eck with the applicable Canadian provincial securities regulators under the alternative monthly reporting system of National Instrument 62-103, which indicates that Van Eck exercises control over but not ownership of the Common Shares.

PART TWO – BUSINESS OF THE MEETING

Annual Financial Statements

The audited consolidated financial statements of the Company for the year ended December 31, 2016 and the auditors' report thereon will be placed before the Shareholders at the Meeting.

Proposal One: Election of Directors

The Company has fixed the number of directors to be elected at the Meeting at eight. The directors of the Company are to be elected in accordance with the Company's majority voting policy (see "Part Nine – Statement of Corporate Governance Practices – Majority Voting Policy"). Unless the director's office is vacated earlier in accordance with the articles of the Company or the Business Corporations Act (British Columbia), each director elected will hold office until the next annual meeting or until a successor is duly elected or appointed. Below is a brief biography of each of the eight nominees, all of whom are current directors of the Company. Additional information regarding each of the nominees can also be found below under the heading "Part Six – Information Concerning the Board of Directors and Executive Officers". The Board unanimously recommends a vote FOR the election of each of the following nominees.

Rodney Cooper, Director

Rodney Cooper has been involved in the mining industry for over 30 years, with broad experience in technical services, operations, project management, investment evaluation and finance. He is a mining engineer, having obtained the P.Eng. designation, and a past director of the Mining Association of Canada and the Alberta Chamber of Resources. Currently President and Chief Operating Officer of Labrador Iron Mines Holdings Limited, he previously served as Vice President and Senior Analyst at Dundee Securities, Chief Operating Officer at Baffinland Iron Mines Corporation and Vice President Technical Services at Kinross Gold Corporation. His experience in gold mining extends over twenty years, including extensive work in the western United States, including Nevada. Mr. Cooper's underground design, development and operations experience is directly applicable to the Company's projects. He graduated with Honours in Applied Science, Mining Engineering, from Queens University, in Kingston, Ontario and earned his MBA from the University of Toronto.

Mark Daniel, Director

Mark Daniel is currently a director of Alamos Gold Inc. Mr. Daniel was formerly Vice President, Human Resources for Vale Canada (formerly Inco Limited). Prior to that, he worked with the Bank of Canada and a number of other federal agencies before joining the Conference Board of Canada. During Mr. Daniel's 15 year career with the Conference Board, he benchmarked leadership and management practices in some of the most successful companies in North America, Europe and Japan. Mr. Daniel holds a PhD in Economics.

James Haggarty, Director

James Haggarty is a Chartered Professional Accountant (C.P.A. and C.A.) and holds an Honours Bachelor of Commerce degree from the University of Windsor. Mr. Haggarty's career has covered a range of industries from broadcasting, telecommunications, mining and public accounting. He has held senior executive positions as C.E.O., Executive VP Operations, VP Financial Operations, and VP Corporate Development with public and private companies like the SIM Group where he currently is President and Chief Executive Officer. He has extensive experience with audit committees and public company boards throughout his career, stemming back to 1993 with Inmet Mining (formerly Metall Mining). Mr. Haggarty is also on the board of directors of two TSX-listed companies, GreenSpace Brands Inc. and Gibraltar Growth Corporation, as well as a volunteer board member of the Toronto Blue Jays Care Foundation.

Richard J. Hall, Chairman of the Board and Director

Mr. Hall was appointed a Chairman of the Company in 2014. He brings over 45 years of exploration, development, mining and corporate experience to the Company. Mr. Hall currently also serves as a director of IAMGOLD Corporation and Orla Mining Ltd. He formerly served as President and Chief Executive Officer of Northgate Minerals until it was acquired by AuRico Gold Inc., which was subsequently acquired by Alamos Gold Inc. He also served as President and Chief Executive Officer of Metallica Resources. While at Metallica Resources he was involved in the merger with Peak Gold Ltd. and New Gold Inc. to form what is now New Gold Inc. Over the past 10 years, Mr. Hall has consulted to the mineral industry and has served on a number of resource sector boards of directors including as Chairman of Premier Gold Mines Limited, Chairman of Grayd Resources, and director of Kaminak Gold. Mr. Hall also served on numerous audit, compensation and governance committees during his career as well as chairing several special independent committees of the Board during various corporate situations. He is involved in several non-profit organizations including: Past President and Life Member of the American Exploration and Mining Association, formerly the Northwest Mining Association; Director of the Denver Gold Group; member of both the Investment Committee and the Audit Committee of the Society of Economic Geologists (SEG). Mr. Hall holds a Bachelor and a Masters Degree in Geology and an MBA from Eastern Washington University. He has also completed an Executive Development Program at the University of Minnesota. He is a member of the National Association of Corporate Directors and has completed the Institute of Chartered Secretaries and Administrators (ICSA) Directors Education Program and is a member of ICSA.

Paul Huet, President, Chief Executive Officer and Director

Paul Huet brings over 30 years of experience in high-grade mining, with particular expertise in narrow vein gold mining and has supervised mine operations, mine engineering, geology and mine safety in Nevada. Prior to joining the Company, Mr. Huet served as Chief Operating Officer of Premier Gold Mines Limited and oversaw its gold projects. Mr. Huet also previously served as General Manager at the Hollister mine for five years and was Mine Manager at the Midas Mine, prior to it being acquired by the Company and while operating under Newmont and Franco-Nevada ownership, serving in several roles during his seven-year tenure. Mr. Huet earned an Honours degree in Mining Engineering Technology from Haileybury School of Mines in Ontario and an Executive MBA from the Stanford University School of Business.

William Matlack, Director

William Matlack is an investment banker, private investor, and mineral explorer. He has 20 years of experience in the mining industry, primarily with major gold mining companies, followed by 19 years in mining finance in the securities industry, including positions in metals & mining equity research with major brokerage firms. He currently specializes in metals and mining investment banking with Scarsdale Equities LLC. His gold industry experience includes contributions to several world-class gold discoveries with Santa Fe Pacific Gold Corp. (now Newmont Mining Corporation) and Gold Fields. He served as Interim Chief Executive Officer of the Company in 2012. He has a B.A. in Geology from Carleton College and a M.S. in Geology from the University of Minnesota.

Charles Oliver, Director

Charles Oliver, a CFA, HB.Sc. in Geology, brings to Klondex over 25 years of experience as an award winning fund manager. He recently retired from Sprott Asset Management as Lead Portfolio Manager of the Gold and Precious Metals Fund. Mr. Oliver is currently a board member for Integra Gold Corp. He began his career as a field geologist in Québec after which, he moved to Toronto to work as a trader and broker, eventually joining the buy-side at AGF Funds where he was Senior Vice President and Lead Portfolio Manager of several funds including their Precious Metals Funds.

Blair Schultz, Director

Blair Schultz, has over 18 years of capital markets experience. He served as chairman of the Company from 2012 to 2014, and as an executive director from September 2014 to June 2015. He currently serves as the President and Chief Executive Officer of Langhaus Financial Partners Inc. Also, he is a director of Eastmain Resources Inc., OK2 Minerals Ltd. and was previously a director of VMS Ventures Inc. where he was chair of the special committee overseeing the sale of VMS to Royal Nickel Corporation. Prior to his time at Klondex, Mr. Schultz spent 13 years from 2001 to 2014 with K2 & Associates Investment Management Inc.. He was Vice President and held various positions most notably, Head of Special Situation, Portfolio Management and Trading. Before K2, Mr. Schultz worked for Canada Life, TD Securities, Trimark and Perigee Investment Counsel in debt private placements, interest rate derivatives and equity research. He is also a part owner and director of RYR Sports Inc., a hockey equipment manufacturer based in Toronto, Canada. Mr. Schultz holds an Honours Bachelor of Mathematics degree from the University of Waterloo with a Business Administration option from Wilfred Laurier University.

Proposal Two: Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants ("PwC"), located at Suite 1400, 250 Howe Street, Vancouver, V6C 3S7. PwC were first appointed auditors of the Company effective January 6, 2014 and were re-appointed by the Shareholders of the Company at the 2016 annual and special meeting of Shareholders held on June 15, 2016. The Shareholders will be asked at the Meeting to vote for the appointment of PwC as auditors until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the directors through the Audit Committee. The Company expects that a representative from PwC will be present at the Meeting and will be available to respond to appropriate questions. PwC will also be permitted to make a statement if it so desires.

Fees billed by PwC to the Company for the years ended December 31, 2016 and 2015 are included in the following table. All services and fees were pre-approved by the Audit Committee.

Year Ended December 31,
Item	2016	2015
Audit Fees(1)	$478,574	$258,390
Audit-Related Fees(2)	$7,741	$39,407
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
Total	$486,315	$297,797

Notes:

(1)

"Audit Fees" are the aggregate fees billed by PwC for the audit of the Company's consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements and fees billed for procedures performed relating to prospectus filings and registration statements which incorporate audit reports previously issued by PwC. Audit fees are billed and paid in Canadian dollars. The amounts reported are converted from Canadian dollars to U.S. dollars based on the Canadian and U.S. dollar exchange rates at the date of billing.

(2)

"Audit-Related Fees" are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees". This category comprises fees billed for assessment and testing of, and making recommendations for improvements in, internal control over financial reporting. These fees are billed and paid in Canadian dollars. The amounts reported are converted from Canadian dollars to U.S. dollars based on the Canadian and U.S. dollar exchange rates at the date of billing.

(3)	"Tax Fees" are fees billed by PwC for tax compliance, tax advice and tax planning.
(4)

"All Other Fees" for the year ended December 31, 2016 included fees relating to the aggregate fees billed in each of the last two fiscal years for products and services provided by the Company's external auditor, other than the services reported under clauses 1 to 3 above. These fees are billed and paid in Canadian dollars. The amounts reported are converted from Canadian dollars to U.S. dollars based on the Canadian and U.S. dollar exchange rates at the date of billing.

Pre-Approval Policies and Procedures

The Audit Committee Mandate provides that the Audit Committee is responsible for recommending to the Board the selection of the external auditors, subject to annual shareholder approval, and overseeing the work of the external auditors. In addition, the Audit Committee reviews and recommends to the Board the compensation of the external auditors. The Audit Committee also has responsibility for pre-approving the retention of the independent auditor for all audit and non-audit services the independent auditors are permitted to provide the Company and approve the fees for such services, other than any de minimis non-audit services allowed by applicable law or regulation. All audit and non-audit services (being services other than services rendered for the audit and review of the financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to the Company or any subsidiary of the Company shall be subject to the prior approval of the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more independent members of the Audit Committee, when appropriate, including the authority to grant pre-approvals of permitted audit and non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. In addition, the Audit Committee has discussed with the Company's Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the Company's Auditors required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the Company's Auditors that audit firm's independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC and the applicable Canadian provincial securities regulators, which Annual Report is available on the Company's website at www.klondexmines.com, under the Company's profile on EDGAR at www.sec.gov, and on SEDAR at www.sedar.com.

Audit Committee of the Board
James Haggarty, Chair
Rodney Cooper
William Matlack

Board Recommendation

The Board recommends the adoption of a resolution appointing PwC as the auditors of the Company until the close of the next annual meeting of the shareholders of the Company and to authorize the directors to fix the auditors' remuneration. In order to be effective, the resolution must be approved by a majority of the votes cast by Shareholders present, or represented by proxy, at the Meeting.

The Board believes that the appointment of PwC as auditors is in the best interests of the Company and therefore unanimously recommends that the Shareholders vote in favour of this resolution. Unless instructed otherwise, the representatives of the Company named in the accompanying form of proxy intend to vote the Common Shares represented by proxies FOR the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration unless the Shareholder has specified in the proxy that his Common Shares are to be withheld from voting in respect thereof.

Proposal Three: Non-Binding Advisory "Say on Pay" Vote

The Board has adopted a policy that provides for an annual non-binding advisory shareholder vote on the Company's approach to executive compensation, known as "Say on Pay''. The Say on Pay policy is designed to enhance accountability for the compensation decisions made by the Board by giving shareholders a formal opportunity to provide their views on the Board's approach to executive compensation through an annual non-binding advisory vote. The Company will disclose the results of the vote as part of its report on voting results for each annual meeting. The results will not be binding; the Board will remain fully responsible for its compensation decisions and will not be relieved of these responsibilities by the advisory vote. However, the Board will take the results into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to modify the level and nature of their engagement with shareholders.

If the advisory resolution is not approved by a majority of the votes cast at an annual meeting, the Board will consult with shareholders (particularly those who are known to have voted against the resolution) in order to understand their concerns, and will review the Company's approach to compensation in the context of those concerns. Results from the Board's review will be discussed in the Company's management information circular for the following year. Shareholders are encouraged to review and consider the detailed information regarding the Company's approach to compensation under "Part Three — Statement of Executive Compensation''.

At the Meeting, Shareholders of the Company will be asked to pass the following non-binding advisory resolution on the Say on Pay policy. The resolution conforms to the form of resolution recommended by the Canadian Coalition for Good Governance. Shareholders may vote for or against, or abstain from voting on, the following resolution:

"BE IT RESOLVED THAT the compensation paid to the named executive officers, as disclosed in the Circular of the Company, dated as of March 28, 2017, pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved."

The Board unanimously recommends that the Shareholders vote in favour of the foregoing resolution.

Shareholders who vote against the resolution are encouraged to contact the Board to explain their concerns by writing to the Corporate Secretary, Klondex Mines Ltd., 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia, V6E 2E9.

Proposal Four: Non-Binding Advisory Vote on Frequency of "Say on Pay" Votes

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), the following proposal gives Shareholders the opportunity to vote, on an advisory basis, on the frequency with which the Company includes in the Company's Circular an advisory vote to approve or not approve the Company's approach to executive compensation. By voting on this proposal, Shareholders may indicate whether they prefer that the Company seek such an advisory vote every one, two, or three years.

After careful consideration of this proposal, the Board believes that an advisory vote on executive compensation that occurs every one year is the most appropriate choice for the Company. The Compensation Committee values the opinions expressed by Shareholders and the Board believes that Shareholders should have the opportunity to provide such feedback on an annual basis.

Shareholders may cast their votes on their preferred voting frequency by selecting the option of holding an advisory vote on executive compensation every "ONE YEAR," as recommended by the Board, every "TWO YEARS" or every "THREE YEARS," or Shareholders may "ABSTAIN." Shareholders' votes are not intended to approve or disapprove the recommendation of the Board. Rather, the Board will consider the Shareholders to have expressed a preference for the option that receives the most votes.

While the Board intends to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, the Board or the Compensation Committee. The Board and Compensation Committee value the opinions of all of the Shareholders and will consider the outcome of this vote when making future decisions on the frequency with which the Company will hold an advisory vote on executive compensation.

The Board unanimously recommends that the Shareholders vote in favour of holding an advisory vote to approve the compensation of our Named Executive Officers every "ONE YEAR".

Other Matters

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the form of proxy accompanying this Circular will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

PART THREE – STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Governance

The Compensation and Governance Committee is currently composed of three members: Mark J. Daniel, Richard J. Hall and Charles Oliver, all of whom are independent directors, as determined under the applicable NYSE MKT standards, SEC rules and National Policy 58-201 – Corporate Governance Guidelines (see "Part Nine – Statement of Corporate Governance Practices – Corporate Governance Guidelines"). Each member of the Compensation and Governance Committee draws upon their skills and experience as directors and compensation committee members of other similar companies in the mining industry in making decisions on the suitability of the Company's compensation policies and practices.

The Company's compensation policies and programs are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the success of the Company's business. These policies and programs are intended to attract and retain capable and experienced people. The Compensation and Governance Committee's role and philosophy is to ensure that the Company's compensation goals and objectives, as applied to the actual compensation paid to the Company's executive officers, are aligned with the Company's overall business objectives and with Shareholder interests.

In addition to industry comparables, the Compensation and Governance Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Company and Shareholders, overall financial and operating performance of the Company and the Compensation and Governance Committee's assessment of each executive's individual performance and contribution toward meeting corporate objectives.

The function of the Compensation and Governance Committee is to assist the Board in fulfilling its responsibilities relating to the compensation practices of the executive officers of the Company. The Compensation and Governance Committee is empowered to review the compensation levels of the Company's executive officers and to report and make recommendations thereon to the Board; to review the strategic objectives of the Company's share option and other share-based compensation plans and to set share-based compensation; and to consider any other matters which, in the Compensation and Governance Committee's judgment, should be taken into account in reaching any recommendation to the Board concerning the compensation levels of the Company's executive officers.

The Board assumes responsibility for reviewing and monitoring the long-range compensation strategy for the Company's senior management, although the Compensation and Governance Committee guides it in this role. The Board determines the type and amount of compensation for the Chief Executive Officer and each of the other executive officers of the Company.

The Compensation and Governance Committee engaged an independent consulting firm, Hugessen Consulting Inc. ("Hugessen"), to provide it with independent advice on executive compensation and related governance matters in connection with the approach of the Company towards executive and director compensation. The nature and scope of services provided and to be provided by Hugessen to the Compensation and Governance Committee includes:

•	providing advice regarding NEO compensation program design and pay levels;
•	providing advice regarding non-executive director compensation structure and levels;

•	providing information regarding ongoing and emerging market trends in executive compensation, director compensation and related corporate governance; and
•	providing advice to the Compensation and Governance Committee in advance of Compensation and Governance Committee meetings.

The Compensation and Governance Committee reviews and considers the information and advice provided by Hugessen, among other factors, when it makes its recommendations to the Board for approval. The Board, however, makes the ultimate decisions with respect to executive compensation after considering the Compensation and Governance Committee's recommendations.

Hugessen does not provide any services to management directly and work conducted by Hugessen raises no conflicts of interest. Any services provided by Hugessen require Compensation and Governance Committee pre-approval and the Chair of the Compensation and Governance Committee approves all invoices for work performed by Hugessen. The Compensation and Governance Committee has the authority to hire and fire its independent advisor.

Hugessen was initially retained by the Company in January 2015. The table below outlines the fees paid to Hugessen over the last two years for services related to determining the compensation of our directors and officers. Hugessen did not provide any other services in 2015 or 2016.

	2015	2016
Executive Compensation-Related Fees	C$76,067	C$61,465
All Other Fees	Nil	Nil

Philosophy and Objectives

The compensation program for the Company's senior management is designed to ensure the level and form of compensation achieves certain objectives, including:

•	attracting and retaining talented, qualified and effective executives;
•	motivating the short and long-term performance of these executives; and
•	aligning their interests with the interests of Shareholders.

Peer Group

The Compensation and Governance Committee reviews the Company's compensation structure and levels relative to a peer group of companies, including base salary, target compensation and actual compensation for each NEO (as defined below) according to position title, organizational role and overall scope of responsibility. The 2016 peer group used by the Compensation and Governance Committee in making its recommendations to the Board included the following 10 publicly traded mining companies with which the Company competes for executive talent and which the Company sees as its best comparables in order to ensure the Company remains competitive in attracting, motivating, and retaining highly qualified and experienced executives. Companies were selected for inclusion in the peer group after an in-depth review of many factors, including company size, geographic location, market capitalization, asset composition, degree of complexity and stage of operations.

Company	Company
Kirkland Lake Gold Inc.	Fortuna Silver Mines Inc.
Lake Shore Gold Corp.	Richmont Mines Inc.
Primero Mining Corp.	Mandalay Resources Corporation
Guyana Goldfields Inc.	Argonaut Gold Inc.
Premier Gold Mines Limited	Wesdome Gold Mines Ltd.

Named Executive Officers for the Fiscal Year Ended December 31, 2016

Securities legislation requires the disclosure of compensation received by each "Named Executive Officer" (or "NEOs") of the Company for the three most recently completed financial years. For the 2016 year, the NEOs of the Company were the following:

•	Paul Huet, President and Chief Executive Officer;
•	Barry Dahl, Chief Financial Officer and Corporate Secretary;
•	John Antwi, Senior VP of Strategic Development;
•	Michael Doolin, Chief Operating Officer; and
•	John Seaberg, Senior VP, Investor Relations and Corporate Development.

Elements of Compensation Program for the Fiscal Year Ended December 31, 2016

The compensation packages for the executive officers of the Company are generally based on a base salary, an annual cash incentive bonus based on agreed objectives and the achievement of set milestones and incentive stock options and share-based awards in the form of RSUs and PSUs, each granted under the Company's share incentive plan. The executive officers' compensation packages also include additional benefits, as more clearly set out under the heading "Termination and Change of Control Benefits". The Compensation and Governance Committee annually reviews the total compensation package of each of the Company's executive officers on an individual basis, against the backdrop of the compensation goals and objectives described above, and makes recommendations to the Board concerning the individual components of their compensation.

Base Salary

The Company provides executive officers with base salaries that represent a fixed element of compensation and their minimum compensation for services rendered, or expected to be rendered. Executive officers' base compensation depends on the scope of their experience, responsibilities, leadership skills, performance, length of service, general industry trends and practices, competitiveness, and the Company's existing financial resources. Base salaries are determined annually based on the Compensation and Governance Committee's recommendations to the Board.

The Compensation and Governance Committee annually reviews the base salaries of the executive officers of the Company against compensation packages and practices for executive officers in comparable positions of public companies in the mining industry (see "Peer Group" above). The Compensation and Governance Committee also reviews third party compensation reports in making its recommendations.

Cash Bonus

Annual cash incentive bonuses are a variable component of compensation designed to reward the Company's executive officers for maximizing annual operating performance. The annual cash incentive bonuses are provided in the form of bonus payments awarded by the Compensation and Governance Committee, subject to Board approval, under the Company's short-term incentive plan (the "STIP") to executives, after taking into account corporate performance and individual performance as an executive (the "STIP Bonus").

The Company's business plan requires that the focus of the Company be on exploration, project development milestones, operating efficiencies and safe, efficient and responsible (environmental and social) production growth. These measures are therefore regarded as the basis for the STIP Bonus, linking management performance with the commitments made to the Company's shareholders.

The Compensation and Governance Committee is responsible for setting the performance measures applicable to the STIP Bonuses and for determining the extent to which such performance measures are met. The formula set out below is used to determine actual STIP Bonus awards for participants under the STIP:

Base Salary	x	Target Bonus Rate	x	[	Corporate Score Weighting	x	Corporate Score	+	Individual Score Weighting	x	Individual Score	]	=	Actual STIP Bonus

The amount of the awards may be varied from the amount calculated at the reasonable discretion of the Compensation and Governance Committee. Details relating to the determination of the NEOs' performance scores and the factors leading to the determination the STIP Bonuses paid to the NEOs for the 2016 year are set out below.

Performance Score

Individual performance is assessed on performance relative to goals and objectives determined at the beginning of the year, based on both corporate objectives and certain individualized objectives particular to each individual executive.

In assessing corporate performance, it is recognized that executive officers cannot control certain factors, such as interest rates and the international market prices for the gold and silver produced by the Company. When applying the corporate performance criteria, the Compensation and Governance Committee considers factors over which the executive officers can exercise control, such as meeting production budget targets established by the Board at the beginning of each year, controlling costs, safety performance, taking advantage of business opportunities and enhancing the competitive and business prospects of the Company. In determining payout amounts, the members of the Compensation and Governance Committee draw on their experience as directors and compensation committee members of other similar companies in the mining industry.

In assessing the 2016 personal performance score used for determining STIP Bonuses, the Compensation and Governance Committee evaluated progress against the Company's strategic plan and the written individual objectives established for each of the executive officers, which were reviewed and approved by the Compensation and Governance Committee in advance. The individual objectives used to evaluate the performance of the NEOs for the 2016 year varied as between each of the NEOs to account for the different roles served by each NEO within the Company and, as a consequence, the different goals of the Company believed by the Compensation and Governance Committee to most highly correlate with the performance of such NEO. Common corporate objectives were also set by the Compensation and Governance Committee to factor into each of the executive officers' annual incentive awards. Each of the executive officers' STIP Bonuses were determined based on what the Compensation and Governance Committee determined to be weightings between corporate and individual objectives, based on the role of the particular executive officer.

For each of the corporate objectives, the Compensation and Governance Committee adopted a four-point graduated scale of payout percentages based on meeting or exceeding such targets, with payout percentages for each corporate objective being 0%, 50%, 100% or 150%, based on the Company's performance against the specified target ranges. In all cases, the Compensation and Governance Committee retained the ability to make any discretionary adjustments it deemed to be appropriate, taking into account all factors and circumstances. As a result, when determining whether a goal was achieved, the Compensation and Governance Committee in some cases interpolated between the pre-defined payout percentages depending on actual performance. Similarly, in assessing the executive officers' level of achievement in respect of their individual objectives, the Compensation and Governance Committee took a flexible approach and assigned a score from 0% to 150% for each objective based on how well the executive officer was found to have performed in respect of the particular objective.

The following sets out the established corporate performance objectives for the Company for 2016, along with the scale of payout percentages for each objective, as well as the payout score assigned for each objective based on the Company's 2016 performance on such metrics.

		Scale of Payout Percentage					2016
Objective	2016					2016 Actual	Payout
	Goal	0%	50%	100%	150%		Score

Health & Safety:	Lower than
MSHA total medical reportable incidences	(i.e., 2015	>3.29	<2.99	<2.39	<2.09	2.39	100%
	record)

Environmental:
Environmental Compliance Incidence	2	4	3	2	0	0	150%
Submit Fire Creek Plan of Operations	1-Sep	1-Dec	1-Oct	1-Sep	1-Aug	1-Feb	150%
Submit Midas New Tailings Permit	1-Sep	1-Dec	1-Oct	1-Sep	1-Aug	18-Nov	75%
Approval to Process Tails at True North	31-Jul	31-Sep	31-Aug	31-Jul	30-Jun	4-Apr	150%

Production:	150k	<120k	>135k	>150k	>165k	160,457	133%
Production (AuEq oz recovered)

All in Costs:
For Fire Creek, Midas and Corporate(1)	US$1,060 - 1,175	>$1,275	<$1,275	<$1,175	<$1,060	$1,142	100%

Share Price:
Comparison of share price to share price of peer group (taking out the high/low) minus takeovers or bankruptcies(2)	Outperform Median of Peer Group	0%	5%	10%	25%	56% above the median	150%

Notes:

(1)	These represent the segments of the Company prior to the acquisitions of True North, Hollister and Aurora.
(2)	The companies included in the peer group for 2016 are disclosed above under "Peer Group".

The following shows the weighting given by the Compensation and Governance Committee to each objective described in the table above, the score awarded by the Compensation and Governance Committee in respect of each objective (as determined using the above scoring scale) and the resulting weighted scores and total weighted average corporate score.

Objective	Weight (A)	Score (B)	Weighted Score (A x B)
Health & Safety	20%	100%	20.0%
Environmental Compliance	5%	150%	7.50%
Environmental Permitting(1)	5%	125%	6.25%
Production	35%	133%	46.66%
All in Costs	20%	100%	20.0%
Share price	15%	150%	23.0%
TOTAL	100%	--	123%

Notes:

(1)

The "environmental permitting" score was arrived at by taking the average scores assigned above to the relevant permitting goals for each of the Company's Fire Creek, Midas and True North mines, which were 150%, 75% and 150%, respectively.

The total weighted score, based on the Compensation and Governance Committee's assessment of the Company's performance in respect of all of the corporate objectives was 123% for 2016.

The following tables set out the established individual performance objectives for each of the NEOs for 2016, along with the weighting given by the Compensation and Governance Committee to each objective, the resulting performance scores and the payout percentage awarded by the Compensation and Governance Committee in respect of each objective, the total of which is applied as the "overall performance score" to the formula above.

Paul Huet, President and Chief Executive Officer

Objective	Actual	Weight % (A)	Performance Score (B)	Weighted Score (A x B)
Meet Free Cash Flow Expectations	Completed	40%	100%	40%
Succession Planning	Completed	20%	100%	20%
Strategic Plan for Canada	Completed(1)	20%	125%	25%
Develop Five-Year Business Plan	Completed	15%	100%	15%
Develop Personal Improvement Strategy	Completed	5%	100%	5%
Total	--	100%	--	105%

Notes:

(1)

During 2016, the Company acquired True North, completed and issued a technical report prepared in accordance with National Instrument 43-101, prepared a budget and mine plan, defined a mineral reserve estimate in respect of tailings, successfully reprocessed tailings, refurbished the mine and commenced production.

Barry Dahl, Chief Financial Officer and Corporate Secretary

Objective	Actual	Weight % (A)	Performance Score (B)	Weighted Score (A x B)
Meet Free Cash Flow Expectations	Completed	45%	100%	45%
Develop and Complete an Enterprise Risk Management System	Completed	30%	100%	30%
Develop Personal Improvement Strategy	Completed	15%	100%	15%
Assist in Development of Five-Year Business Plan	Completed	10%	100%	10%
Total	--	100%	--	100%

John Antwi, Senior VP, Strategic Development

Objective	Actual	Weight % (A)	Performance Score (B)	Weighted Score (A x B)
Assist in Development of Five-Year Business Plan	Completed	10%	100%	10%
Enter into Toll Milling Agreements	Completed	20%	130%	26%
M&A Activities	Completed(1)	20%	100%	20%
Develop and Complete an Enterprise Risk Management Program	Completed	30%	150%	45%
Capital Management Responsibilities	Completed	20%	135%	27%
Total	--	100%	--	128%

Notes:

(1)	Assisted in the Company's acquisition of Hollister and Aurora completed on October 3, 2016.

Michael Doolin, Chief Operating Officer

Objective	Actual	Weight % (A)	Performance Score (B)	Weighted Score (A x B)
Meet Operating Cash Flow Expectations	Completed	35%	110%	38%
Develop Method for Processing True North Tailings	Completed(1)	30%	150%	45%
Meet or Exceed Development Waste Footage for Nevada	17,468 feet	20%	100%	20%
Mill Throughput of at least 750 tons per day	855 tpd	15%	150%	23%
Total	--	100%	--	126%

Notes:

(1)	Developed and permitted process for recovery of gold from tailings and recovered 1,752 Au oz (90% recovery) during 2016.

John Seaberg, Senior VP, Investor Relations and Corporate Development

Objective	Actual	Weight % (A)	Performance Score (B)	Weighted Score (A x B)
Increase Sell Side Analyst Coverage in US	Completed	30%	140%	42%
Develop and Implement Plan for Community Relations at True North	Completed	30%	100%	30%
Increase New Institutional Shareholder Positions	Completed	30%	140%	42%
Assist in Development of Five-Year Business Plan	Completed	10%	100%	10%
Total	--	100%	--	124%

The Compensation and Governance Committee and the Board reviewed the President and Chief Executive Officer's progress against his objectives, and reviewed the President and Chief Executive Officer's assessment of the progress of each of the other executive officers against their respective objectives, and determined the level and quality of each executive officer's performance achievement, as shown above. Based on that assessment, the Compensation and Governance Committee recommended to the Board, and the Board approved, an appropriate individual performance score for the President and Chief Executive Officer. The Compensation and Governance Committee then reviewed and approved the individual performance scores that the President and Chief Executive Officer recommended for each of the other executive officers.

Target Bonus Rate and Bonus Payout Amounts

In 2016, the Board set the target bonus rates for each of the NEOs, representing the percentage of their base salary which their cash bonus would total assuming such NEO achieved all of such NEO's pre-determined corporate and individual objectives. Such target bonus rates, along with the calculated bonus amounts (based on the formula for calculating bonus payouts and the performance scores for 2016 explained above), are shown below.

Named Executive Officer	Annual Salary (A)	Target Bonus Rate (B)	Weighting of Corporate Objectives (C)	Weighting of Individual Objectives (D)	Corporate Objectives Score (E)	Individual Objectives Score (F)	Added Discretionary Amount(2) (G)	Total 2016 STIP Bonus
Paul Huet	US$445,000	85%	85%	15%	123%	105%	US$135,303	US$590,070
Barry Dahl	US$250,000	50%	60%	40%	123%	100%	US$56,563	US$198,751
John Antwi(1)	US$220,000	50%	60%	40%	123%	128%	US$15,178	US$90,285
Michael Doolin	US$290,000	50%	60%	40%	123%	126%	US$36,613	US$216,631
John Seaberg	US$240,000	50%	60%	40%	123%	124%	US$30,301	US$178,321

Notes:

(1)	Mr. Antwi was appointed Senior VP of Strategic Development of the Company on June 15, 2016 and the STIP Bonus paid out to him was pro-rated for the period during which he was with the Company.
(2)

During 2016, there were a number of unique challenges and opportunities that arose that were not contained in the plan and budget that was approved by the Board in late 2015. The Company's executive team successfully addressed these situations, which included acquisitions and significant financing initiatives, which had a positive impact on the Company's share price. The outcome of these efforts helped to increase the market capitalization of the Company from under C$400 million to over C$1 billion in 2016. Although stretched by these significant additions to the work plan, the Company's executive team came through for the Shareholders which has led to a stronger company with a more robust future. The Compensation and Governance Committee assessed the STIP Bonus amounts that would have been paid in respect of the performance by the NEOs and the Company relating to the pre-determined corporate and individual goals and determined that such amounts did not adequately reward the executives of the Company for the strong performance and significant growth of the Company during the 2016 financial year. As such, the Compensation and Governance Committee recommended that the discretionary amounts be added and included in the STIP Bonuses paid to the NEOs.

See "Part Three – Statement of Executive Compensation – Summary Compensation Table".

Equity Participation

The Company believes that encouraging its executives and employees to become shareholders is the best way to align their interests with those of Shareholders. Equity participation is accomplished through the Share Incentive Plan and the Share Ownership Policy (see "Share Ownership Policy" below).

On May 13, 2016, the Company adopted a new share incentive plan (the "Share Incentive Plan"), comprised of a share option plan (the "Share Option Plan") allowing for the granting of Options, and a restricted share unit plan (the "RSU Plan"), allowing for the granting of restricted share units ("RSUs") and performance-based RSUs ("PSUs"). On June 15, 2016, the Shareholders approved the Share Incentive Plan at the 2016 annual and special meeting of Shareholders. The key terms of the Share Incentive Plan are described in further detail below (see "Part Five – Compensation Plans – Summary of the Share Incentive Plan"). The prior share incentive plan of the Company (the "Prior Share Incentive Plan") was last approved by the shareholders of the Company on June 18, 2013, and consisted of a share option plan (the "Prior Share Option Plan") providing for the granting of options and a share compensation plan (the "Prior Share Compensation Plan") providing for the granting of Common Shares. With the implementation of the Share Incentive Plan, no additional options, Common Shares or other equity awards will be granted under the Prior Share Incentive Plan, which will continue to govern all prior grants made thereunder.

The Share Incentive Plan is intended to emphasize management's commitment to the growth of the Company and the enhancements of shareholders' equity through, for example, improvements in its resource base and share price increases. After reviewing recommendations from the Compensation and Governance Committee, the Board approves base salaries and RSU, PSU and stock option grants at the same time to facilitate consideration of targeted direct compensation to executive officers. Generally, the Board grants options and share-based awards on an annual basis in order to minimize ad hoc option grant proposals and to normalize the compensation process. Previous grants of share-based and option-based awards are taken into account when considering new share-based and option-based grants. Share-based and option-based awards are granted at other times of the year to individuals commencing employment with the Company.

During 2016, each of the NEOs were granted RSUs and PSUs, other than for John Antwi, who was not granted PSUs. Further, no options were granted to NEOs during the 2016 financial year, other than to John Antwi in connection with his hiring as Senior VP of Strategic Development of the Company. In 2016, the NEOs received the equity grants described in the table under the heading "Part Three – Statement of Executive Compensation – Incentive Plan Awards– Grants of Plan-Based Awards". RSUs and PSUs vest on terms established by the Board.

The RSUs granted under the Share Incentive Plan in 2016 vest in the following manner: 1/3 on June 17, 2017, 1/3 on June 17, 2018, and 1/3 on June 17, 2019. The vesting of the RSUs granted under the Prior Share Incentive Plan in 2016 to Messrs. Antwi and Seaberg is set forth in the table under "Part Three – Statement of Executive Compensation – Incentive Plan Awards– Grants of Plan-Based Awards".

The PSUs granted under the Share Incentive Plan to the NEOs in 2016 vest on June 17, 2019, based on the relative return of the Common Shares on the TSX as compared to the return of the S&P/TSX Global Gold Index (the "Index") for the following periods (each, a "performance period") and using the following weightings: (i) the first year following the grant date (20% weighting); (ii) the period starting one year after the grant date and ending two years after the grant date (20% weighting); (iii) the period starting two years after the grant date and ending three years after the grant date (20% weighting); and (iv) the three year period following the grant date (40% weighting). If, during any performance period, the increase in the price of the Common Shares on the TSX is greater than 25% higher than the increase in the Index, a score of 1.5 is assigned for the performance period. If, during any performance period, the increase in the price of the Common Shares on the TSX is more than 25% lower than the increase in the Index, a score of 0.5 is assigned for the performance period. If the price of the Common Shares decreases during a performance period, the maximum score assigned for the performance period is 1.0, regardless of whether the Common Shares outperformed the Index during such performance period. On the vesting date, a weighted average of the scores for each of the performance periods is calculated to determine the number of Common Shares to be redeemed for each PSU.

The following table sets out the number of RSUs and PSUs granted to each of the NEOs in 2016, along with the fair value of the RSU and PSU grants.

NEO	Number of RSUs Granted	Number of PSUs Granted	Value of RSU Awards (1) (US$)	Value of PSU Awards Assuming Target Performance (1)(2) (US$)	Value of PSU Awards Assuming Maximum Performance (1)(3) (US$)	Total Value of Share Based Awards Assuming Target Performance (1)(2)(4) (US$)	Total Value of Share Based Awards Assuming Maximum Performance (1)(3) (US$)
P. Huet	97,020	97,020	494,656	494,656	741,985	989,312	1,236,641
B. Dahl	30,887	30,886	157,477	157,472	236,208	314,949	393,685
J. Antwi	23,000	--	119,215	--	--	119,215	119,215
M. Doolin	35,828	35,828	182,669	182,669	274,004	365,338	456,673
J. Seaberg	61,163	26,162	211,831	133,387	200,080	345,218	411,911

Notes:

(1)

Represents the aggregate grant date fair value of RSUs and PSUs, as applicable, granted in 2016 pursuant to the Share Incentive Plan, measured in accordance with the Financial Accounting Standards Board ("FASB") ASC 718. Awards are valued based on the price of the Common Shares on the TSX, which is denominated in CAD, and amounts represented are converted to USD based on the noon CAD to USD exchange rate on the date of grant or, in the case where the TSX is closed, on the business day prior to the date of grant.

(2)

The "target" performance for PSUs will be achieved if the relative return of the Common Shares on the TSX equals the return of the Index for all performance periods, or if the weighted average performance score across all performance periods otherwise equals 1.0. In the event that the "target" performance is achieved, an NEO will be entitled to redeem each PSU for one Common Share on the vesting date, subject to the terms of the Share Incentive Plan.

(3)

The "maximum" performance for PSUs will be achieved if the relative return of the Common Shares on the TSX exceeds the return of the Index for all performance periods by at least 25% (assuming the relative return of the Common Shares is also positive for all performance periods). In the event that the "maximum" performance is achieved, an NEO will be entitled to redeem each PSU for 1.5 Common Shares on the vesting date, subject to the terms of the Share Incentive Plan.

(4)

The number of RSUs and PSUs issued to each of Messrs. Huet, Dahl, Doolin and Seaberg under the Share Incentive Plan in 2016 was recommended by the Compensation and Governance Committee on June 15, 2016. The actual grants of these RSUs and PSUs were not made until August 12, 2016 due to timing relating to the administration and implementation of grants of RSUs and PSUs in accordance with the Share Incentive Plan. Had these RSUs and PSUs been granted on June 15, 2016, the fair value of all share based awards for the 2016 year for Messrs. Huet, Dahl, Doolin and Seaberg would have been US$701,736, US$223,399, US$259,140 and US$189,231, respectively.

For additional information regarding RSUs and PSUs, please see the summary of the Share Incentive Plan under the heading "Part Five – Compensation Plans – Summary of the Share Incentive Plan". The full text of the Share Incentive Plan is included as Schedule "B" to the Company's management information circular prepared in connection with the Company's annual and special meeting of shareholders held on June 15, 2016, available under the Company's profile on EDGAR at www.sec.gov and on SEDAR at www.sedar.com as filed on May 19, 2016.

Perquisites and Other Benefits

The NEOs are not generally entitled to significant perquisites or other personal benefits not offered to the Company's other employees; however, certain of the NEOs have received certain benefits as described further in the following table and in "Part Three – Statement of Executive Compensation – Termination and Change of Control Benefits".

NEO	Employer Health Insurance Plan (US$)	Employer 401k Match (US$)	Relocation Allowance (US$)	Benefit Premium Payment (US$)	Supple- mental Medical Insurance (US$)	Life Insurance Premiums (US$)	Other (US$)	Total (US$)
P. Huet	20,901	10,227	--	11,195	14,363	20,025	6,205	82,916
B. Dahl	20,901	14,161	--	11,195	13,613	--	--	59,870
J. Antwi	5,876	3,199	40,353	1,506	5,395	--	--	56,329

NEO	Employer Health Insurance Plan (US$)	Employer 401k Match (US$)	Relocation Allowance (US$)	Benefit Premium Payment (US$)	Supple- mental Medical Insurance (US$)	Life Insurance Premiums (US$)	Other (US$)	Total (US$)
M. Doolin	6,742	12,098	--	3,597	14,363	--	--	36,800
J. Seaberg	20,901	5,811	--	11,195	13,613	--	--	51,520

Changes Made in 2016

Over the last five years, the Company has put in place a new management team and board of directors as a part of turn-around strategy to enhance shareholder value of the previously-struggling Company. Given the goal to enhance the Company's financial strength and maintain a strong cash position during a volatile period in the mining industry and the need to attract top industry talent at all levels within the Company to enhance the Fire Creek Project and complete and integrate the Midas Mine and Mill acquisition, the Company relied significantly on grants under the Prior Share Incentive Plan to attract and retain employees including its management team. This resulted in a higher than anticipated burn rate under the Prior Share Option Plan. In 2016, the Company re-aligned its practices by adopting compensation-related policies and compensation plans in accordance with industry best practices and good governance standards, including the Clawback Policy, the Share Ownership Policy and the Say on Pay Policy (see "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Risk" and "Part Two – Business of the Meeting – Proposal Three: Non-Binding "Say on Pay" Vote"), as well as through the following changes to equity-based compensation: (i) no longer allowing for Option grants to non-employee directors, (ii) implementing the DSU Plan for directors (see "Part Four – Report on Director Compensation"), and (iii) shifting the proportion of executive compensation made through security-based compensation to be primarily in the form of RSUs (with a majority of RSUs granted to contain performance-based vesting provisions), rather than in the form of Options. The burn rate under the Share Incentive Plan is now at or below 2.5%, which is significantly lower than the historical average burn rate under the Prior Share Incentive Plan. While the Prior Share Incentive Plan also allowed for a rolling 15% limit on Option grants, no future grants will be made by the Company pursuant to such plan and future grants of security-based compensation will comply with the lower limits set forth in the Share Incentive Plan, as summarized below. These changes in the Company's approach to compensation are expected to result in lower dilution to Shareholders.

Hedging and Financial Instruments

To further align the interests of executives and directors with the creation and protection of short-term and long-term value for shareholders, the Company has adopted a policy prohibiting officers and directors from engaging in the short selling of, or trading in put options in respect of, the securities of the Company.

The Company has not established any policies related to the purchase by directors or NEOs of financial instruments (including prepaid variable financial contracts, equity swaps, collars, or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by any director or NEO.

Risk

The Compensation and Governance Committee recognizes that certain elements of compensation could promote unintended inappropriate risk-taking behaviours; however, the Company seeks to ensure that executive compensation packages appropriately balance short term incentives (e.g., base salary and cash bonuses, if applicable) and long-term incentives (e.g., share-based awards and options). Base salaries and personal benefits are not subject to performance risk given the stage of the Company, as discussed above. To receive the benefit of long-term incentives (share-based awards and options), the executive officers must be employed by the Company (subject to limited exceptions), thereby better aligning executive performance with the interests of the Company and Shareholders. The STIP Bonuses and PSUs are also subject to certain performance measures, further aligning executive performance with the interests of the Company and Shareholders. The Compensation and Governance Committee believes that executive compensation risk management is reinforced by ongoing Board oversight of, among other things, the Company's financial results, regulatory disclosure, strategic plans, fraud and error reporting, the Audit Committee's regular meetings with the external auditors (including without the presence of management), the Company's internal controls, management information systems and financial control systems.

As additional protection against risks associated with compensation, in May 2016, the Company adopted the Clawback Policy (see "Clawback Policy" below) and the Share Ownership Policy (see "Share Ownership Policy" below).

Further, the Company provides an advisory shareholder vote on executive compensation, in accordance with Section 14A of the Exchange Act and Section 951 of Dodd-Frank, to enhance accountability for the compensation decisions made by the Board by giving shareholders a formal opportunity to provide their views on the Board's approach to executive compensation through a non-binding advisory vote. See "Part Two – Business of the Meeting – Proposal Three: Non-Binding Advisory "Say on Pay" Vote".

As a result of the factors discussed above, the Compensation and Governance Committee does not believe that its compensation practices and policies are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

On May 5, 2016, the Board adopted a formal written policy (the "Clawback Policy") providing for the recoupment of certain incentive compensation paid to the executive officers and certain other members of management in cases of a material restatement of the Company's financial statements in certain circumstances as set out below.

The Compensation and Governance Committee will require executive officers and certain other members of management to reimburse, in all appropriate cases as determined by the Compensation and Governance Committee, any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive officer or member of management and any non-vested equity-based awards previously granted to the executive officer or member of management (collectively "Incentive Compensation") if: (a) the amount of the Incentive Compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error, (b) the executive officer or member of management engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error, and (c) the amount of the Incentive Compensation that would have been awarded to the executive officer or member of management, had the financial results been properly reported would have been lower than the amount actually awarded.

Share Ownership Policy

On May 5, 2016, the Board adopted a share ownership policy (the "Share Ownership Policy") to further align the interests of the executive officers of the Company and the other directors of the Company (the "non-management directors") with those of the Shareholders by requiring such persons to own a significant number of Common Shares.

Pursuant to the Share Ownership Policy: (i) each non-management director is required to hold Common Shares having an aggregate value of at least three times the value of the annual base cash retainer or fee paid to the non-management director, (ii) the Chief Executive Officer is required to hold Common Shares having an aggregate value of at least three times his or her annual base salary, and (iii) each of the other executive officers is required to hold Common Shares having an aggregate value of at least one times his or her annual base salary. Non-management directors and executive officers are required to comply with the Share Ownership Policy by the later of (i) the fifth anniversary of such individual's date of hire, appointment or election, and (ii) May 6, 2021.

For the purposes of the Share Ownership Policy, Common Shares issuable upon the vesting of RSUs and PSUs are treated as Common Shares owned by a director or executive officer in connection with these guidelines. DSUs held by the directors count towards the share ownership requirements under the guidelines. Options held by the directors or executive officers do not count towards the share ownership requirements under the guidelines.

Compensation Committee Report

The Compensation and Governance Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Compensation and Governance Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's Circular for the year ended December 31, 2016.

Submitted by the members of the Compensation and Governance Committee of the Board of Directors:

Mark Daniel, Chair
Richard J. Hall
Charles Oliver

Performance Graph

The following graph compares, from December 31, 2011 to December 31, 2016, the total cumulative return on a C$100 investment in the Common Shares with the cumulative total return of the S&P/TSX Composite Index, the S&P/TSX Global Gold Index and the S&P/TSX SmallCap Index, to which index the Common Shares were added in 2014.

The share price performance trend illustrated within this chart does shows a str rong correlation to the trend in the Company's compensation to executive officers over the same time period. The share price valuation of gold producers, as well as exploration and development companies, fluctuates with changes in the underlying commodity prices, and at no time during the period was compensation intended to reflect share price performance driven by externalities. Alignment with Shareholders is nonetheless achieved by awarding a significant portion of compensation in the form of long-term equity-based incentives.

Summary Compensation Table

The following table sets forth a summary of all compensation for services earned during the year ended December 31, 2016 by the NEOs.

Name and Principal Position	Fiscal year	Salary (US$)	Share awards(1) (US$)	Option awards (1)(2) (US$)	Non-equity annual incentive plan compensation(3) (US$)	All other compensation (4) (US$)	Total compensation (US$)
Paul Huet,	2016	445,000	989,313	--	590,070	82,916	2,107,299
President and	2015	408,333	155,183	340,307	446,355	61,093	1,411,271
Chief Executive Officer	2014	321,072	136,264	400,502	251,857	38,268	1,147,963
Barry L. Dahl,	2016	242,361	314,950	--	198,751	59,870	815,931
Chief Financial	2015	216,667	90,006	87,994	132,660	43,821	571,147
Officer and Corporate Secretary	2014	200,000	101,187	93,451	96,201	15,061	505,899
John Antwi,	2016	119,167	119,215	617,006	90,285	56,329	1,002,002
Senior VP of Strategic Development(5)
Michael Doolin,	2016	290,000	365,338	--	216,631	36,800	908,769
Chief Operating	2015	240,000	97,765	95,286	134,590	31,897	599,537
Officer(6)	2014	195,000	77,865	120,151	104,400	15,061	512,477
John Seaberg,	2016	240,000	345,218	--	178,321	51,520	815,059
Senior VP, Investor Relations and Corporate Development(7)	2015	92,144	--	272,019	55,275	9,867	429,305

Notes:

(1)

Represents the aggregate grant date fair value of RSUs and PSUs, as applicable, granted in 2016 pursuant to the Share Incentive Plan and the aggregate grant date fair value of restricted shares granted in 2015 and 2014 pursuant to the Prior Share Incentive Plan, measured in accordance with the Financial Accounting Standards Board ("FASB") ASC 718. With respect to PSUs, the amount included assumes target performance by the NEO. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation". for a summary of the Share awards valuation assuming maximum performance for PSUs is achieved. Awards are valued based on the price of the Common Shares on the TSX, which is denominated in CAD, and amounts represented are converted to USD based on the noon CAD to USD exchange rate on the date of grant or, in the case where the TSX is closed, on the business day prior to the date of grant. The number of RSUs and PSUs issued to each of Messrs. Huet, Dahl, Doolin and Seaberg under the Share Incentive Plan in 2016 was recommended by the Compensation and Governance Committee on June 15, 2016. The actual grants of these RSUs and PSUs were not made until August 12, 2016 due to timing relating to the administration and implementation of grants of RSUs and PSUs in accordance with the Share Incentive Plan. Had these RSUs and PSUs been granted on June 15, 2016, the fair value of all share based awards for the 2016 year for Messrs. Huet, Dahl, Doolin and Seaberg would have been US$701,736, US$223,399, US$259,140 and US$189,231, respectively, and their total compensation (as disclosed in the final column above), would have been US$1,819,722, US$724,380, US$802,571 and US$659,072, respectively.

(2)

Represents the aggregate grant date fair value of stock options granted in 2016 pursuant to the Share Incentive Plan and the aggregate grant date fair value of stock options granted in 2015 and 2014 pursuant to the Prior Share Incentive Plan, measured in accordance with FASB ASC 718. The value of the option-based awards was calculated based on the fair value of the options on their grant date using the Black-Scholes option pricing model. The Company chose the Black-Scholes model because it is a widely recognized and utilized model for option pricing. The assumptions used by the Company for determining the fair value of the Options using the Black-Scholes model are set out below under "Black-Scholes Assumptions for Option Grants".

(3)

Reflects cash bonus amounts earned for the reporting year, including the STIP Bonus. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Cash Bonus".

(4)

"All other compensation" is described in further detail in the table presented under the heading "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Perquisites and Other Benefits".

(5)	Mr. Antwi was appointed Senior VP of Strategic Development of the Company on June 15, 2016.
(6)	Mr. Doolin was appointed VP, Business Development and Technical Services on November 15, 2012 and was promoted to Chief Operating Officer on March 7, 2016.
(7)	Mr. Seaberg was appointed Senior VP, Investor Relations of the Company on July 31, 2015 and was appointed as Senior VP, Investor Relations and Corporate Development of the Company on March 7, 2016.

Black-Scholes Assumptions for Option Grants

The Black-Scholes assumptions employed by the Company for valuing the Options granted to NEOs over the past three years are shown below.

Date of Grant	Average Risk-Free Interest Rate	Expected Dividend Yield	Expected Life of Options	Average Share Price Volatility
August 12, 2016	0.60%	0%	5 years	46.17%
July 28, 2015	0.81%	0%	5 years	46.96%
July 24, 2015	0.79%	0%	5 years	46.88%
January 1, 2015	1.34%	0%	5 years	48.55%
July 21, 2014	1.49%	0%	5 years	47.75%
April 23, 2014	1.19%	0%	3 years	43.76%

Incentive Plan Awards

Grants of Plan-Based Awards

The following table sets out information relating to plan-based awards granted to each NEO of the Company in 2016.

Name and Principal Position	Type of Award	Grant Date (2016)	App- roval Date (2016)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Share Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(5) (US$/ Share)	Grant Date Fair Value of Share and Option Awards(6) (US$)
				Target (US$)	Thres- hold(2) (#)	Target(3) (#)	Max(4) (#)
Paul	STIP	--	--	378,250
Huet	RSUs(7)	12-Aug	29-Jul	--				97,020			494,656
	PSUs(7)	12-Aug	29-Jul	--	48,510	97,020	145,530				494,656
Barry L.	STIP	--	--	125,000
Dahl	RSUs(7)	12-Aug	29-Jul	--				30,887			157,477
	PSUs(7)	12-Aug	29-Jul	--	15,443	30,886	46,329				157,472
John	STIP	--	--	110,000
Antwi	RSUs(8)	12-Aug	29-Jul	--				20,000			101,970
	RSUs(9)	30-Sep	15-Jun	--				3,000			17,245
	Options(10)	12-Aug	29-Jul	--					300,000	5.10	617,006
Michael	STIP	--	--	145,000
Doolin	RSUs(7)	12-Aug	29-Jul	--				35,828			182,669
	PSUs(7)	12-Aug	29-Jul	--	17,914	35,828	53,742				182,669
John	STIP	--	--	120,000
Seaberg	RSUs(8)	13-May	(11)	--				20,000			44,822
	RSUs(9)	13-May	(11)	--				15,000			33,617
	RSUs(7)	12-Aug	29-Jul	--				26,163			133,392
	PSUs(7)	12-Aug	29-Jul	--	13,081	26,162	39,243				133,387

Notes:

(1)

Represents the target STIP Bonus amounts for 2016. The STIP Bonuses do not include threshold or maximum award levels and the minimum payout for an NEO is nil, assuming all performance criteria are not met and are credited with a score of zero. In the case of Mr. Huet, his STIP Bonus target was 85% of his annual salary for the 2016 financial year. The STIP Bonus target for all other NEOs was 50% of their respective annual salary. For actual amounts paid under these awards, see "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Cash Bonus".

(2)

Represents the minimum number of Common Shares to be paid upon the vesting of PSUs in accordance with the PSU grants. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation".

(3)

Represents the target number of Common Shares to be paid upon the vesting of PSUs in accordance with the PSU grants. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation".

(4)

Represents the maximum number of Common Shares to be paid upon the vesting of PSUs in accordance with the PSU grants. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation".

(5)

Option awards have exercise prices denominated in CAD. The exercise prices shown were converted from CAD to USD based on the noon CAD to USD exchange rate on the date of grant, or, in the case where the TSX is closed, the prior day noon exchange rate.

(6)	The option and share-based awards assume 100% vesting and are based on the fair value of the award on the grant date computed in accordance with FASB ASC 718.
(7)

For details relating to the RSU and PSU grants in 2016, see "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation".

(8)

The RSU grants are granted pursuant to the NEO's employment agreement with the Company. In the case of Mr. Antwi, the grant vests 1/3 on June 17, 2017, 1/3 on June 17, 2018, and 1/3 on June 17, 2019. In the case of Mr. Seaberg, the grant vests 1/5 on July 31, 2016, 1/5 on July 31, 2017, and 3/5 on July 31, 2018.

(9)

The RSU grants are granted under the Share Incentive Plan pursuant to each NEO's employment agreement with the Company to match a percentage of shares purchased by the NEO within the first year of employment. In the case of Mr. Antwi, 1/3 of the grant vested on December 29, 2016, 1/3 will vest on June 15, 2017 and 1/3 will vest on June 15, 2018. In the case of Mr. Seaberg, 1/3 of the grant vested on May 13, 2016, 1/3 will vest on July 31, 2016, and 1/3 will vest on July 31, 2017.

(10)	The options granted were granted under the Share Incentive Plan, with 1/5 having vested on February 12, 2017, 1/5 vesting on August 12, 2017, and 3/5 vesting on August 12, 2018.
(11)	These grants were approved on July 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets out all option-based awards and share-based awards outstanding as at December 31, 2016, for each NEO of the Company in 2016.

Name	Option-based Awards					Share-based Awards
	Number of securities underlying unexercised options (#)		Option exercise price (US$)(1)	Option expiration date	Value of unexercised in-the- money options(2) (US$)	Number of shares or units of shares that have not vested (#)	Market value of shares or units of shares that have not vested(3) (US$)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (US$)
	Exercisable	Unexercisable
Paul Huet,	500,000	--	1.90	July 21, 2019(7)	1,567,804	23,333(11)	108,965	97,020(17)	453,083
President and	233,333	116,667	2.28	July 24, 2020(8)	852,424	53,334(12)	249,070
Chief Executive						97,020(13)	453,083
Officer
Barry L. Dahl,	116,667	--	1.90	July 21, 2019(7)	365,822	13,333(11)	62,265	30,886(17)	144,238
Chief Financial	60,333	30,167	2.28	July 24, 2020(8)	220,412	30,934(12)	144,462
Officer and						30,887(13)	144,242
Corporate
Secretary
John Antwi,	--	300,000	5.10	Aug 12, 2021(9)	--	20,000(13)	93,400	--	--
Senior VP of						2,000(14)	9,340
Strategic
Development(4)
Michael Doolin,	150,000	--	1.90	July 21, 2019(7)	470,341	13,333(11)	62,265	35,828(17)	167,317
Chief Operating	65,333	32,667	2.28	July 24, 2020(8)	238,679	33,600(12)	156,912
Officer(5)						35,828(13)	167,317
John Seaberg,	200,000	100,000	2.28	July 28, 2020(10)	730,649	16,000(15)	74,720	26,162(17)	122,177
Senior VP,						5,000(16)	23,350
Investor Relations						26,163(13)	122,181
and Corporate
Development(6)

Notes:

(1)

Option awards have exercise prices denominated in CAD. The exercise prices shown were converted from CAD to USD based on the noon CAD to USD exchange rate on the date of grant, or, in the case where the TSX is closed, the prior day noon exchange rate.

(2)

Value is based on the difference between the market price of the Common Shares underlying the options and the exercise price of the options as at December 30, 2016 and was converted from CAD to USD based on the noon exchange rate on December 30, 2016, the last business day of the year, which was US$0.7448 per $1.00. The closing price of the Common Shares as listed on the NYSE MKT on December 30, 2016, the last trading date of the year on which the markets were open, was $4.67 per Common Share.

(3)

Value is shown as at December 30, 2016 and is based on the closing price of the Common Shares as listed on the NYSE MKT on December 30, 2016, the last trading day of the year on which the markets were open, which was $4.67 per Common Share. The value shown was converted from CAD to USD based on the noon exchange rate on December 30, 2016, the last business day of the year.

(4)	Mr. Antwi was appointed Senior VP of Strategic Development of the Company on June 15, 2016.
(5)	Mr. Doolin was appointed VP, Business Development and Technical Services on November 15, 2012 and was promoted to Chief Operating Officer on March 7, 2016.
(6)	Mr. Seaberg was appointed Senior VP, Investor Relations of the Company on July 31, 2015 and was appointed as Senior VP, Investor Relations and Corporate Development of the Company on March 7, 2016.
(7)	The options were granted under the Prior Share Incentive Plan on July 21, 2014 and vested 1/3 on August 20, 2014, 1/3 on July 21, 2015, and 1/3 on July 21, 2016.
(8)	The options were granted under the Prior Share Incentive Plan on July 24, 2015 and vest 1/3 on August 23, 2015, 1/3 on July 24, 2016, and 1/3 on July 24, 2017.
(9)	The options were granted under the Share Incentive Plan on August 12, 2016 and vest 1/5 on February 12, 2017, 1/5 on August 12, 2017, and 3/5 on August 12, 2018.
(10)	The options were granted under the Prior Share Incentive Plan on July 28, 2015 and vest 1/3 at January 28, 2016, 1/3 on July 28, 2016, and 1/3 on July 28, 2017.
(11)	The RSUs were granted under the Prior Share Incentive Plan on July 21, 2014 and vest 1/3 on July 21, 2015, 1/3 on July 21, 2016, and 1/3 on July 21, 2017.
(12)	The RSUs were granted under the Prior Share Incentive Plan on July 24, 2015 and vest 1/5 at July 24, 2016, 1/5 on July 24, 2017, and 3/5 on July 24, 2018.
(13)	The RSUs were granted under the Share Incentive Plan on August 12, 2016 and vest 1/3 on June 17, 2017, 1/3 on June 17, 2018, and 1/3 on June 17, 2019.

(14)	The RSUs were granted under the Share Incentive Plan on September 30, 2016 and vest 1/3 on December 29, 2016, 1/3 on June 15, 2017, and 1/3 on June 15, 2018.
(15)	The RSUs were granted under the Prior Share Incentive Plan on May 13, 2016 and vest 1/5 on July 31, 2016, 1/5 on July 31, 2017, and 3/5 on July 31, 2018.
(16)	The RSUs were granted under the Prior Share Incentive Plan on May 13, 2016 and vest 1/3 on May 13, 2016, 1/3 on July 31, 2016, and 1/3 on July 31, 2017.
(17)

The PSUs were granted under the Share Incentive Plan on August 12, 2016 and vest 100% on June 17, 2019 upon satisfaction of certain performance criteria. See "Part Three – Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation Program for the Fiscal Year Ended December 31, 2016 – Equity Participation".

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of all share-based awards and option-based awards vested as at December 31, 2016 in favor of the NEOs of the Company.

Name	Option-based awards – Value vested during the year(1)(2) (US$)	Share-based awards – Value vested during the year(2)(3) (US$)	Non-equity incentive plan compensation – Value earned during the year (US$)
Paul Huet, President and Chief Executive Officer	691,685	157,339	--
Barry L. Dahl, Chief Financial Officer and Corporate Secretary	167,380	101,332	--
John Antwi, Senior VP of Strategic Development(4)	--	4,723	--
Michael Doolin, Chief Operating Officer(5)	202,759	93,262	--
John Seaberg, Senior VP, Investor Relations and Corporate Development(6)	218,971	60,749	--

Notes:

(1)	This is the aggregate dollar value that would have been realized if the options vested during the year had been exercised on their respective vesting dates.
(2)

In the case where vesting dates fell on a date on which the markets were closed, the closing price on the prior trading day was used for the calculation. The USD value was calculated using the noon exchange rate on the date of vesting.

(3)	This is the aggregate dollar value realized upon vesting of share-based awards as of vesting date.
(4)	Mr. Antwi was appointed Senior VP of Strategic Development of the Company on June 15, 2016.
(5)	Mr. Doolin was appointed VP, Business Development and Technical Services on November 15, 2012 and was promoted to Chief Operating Officer on March 7, 2016.
(6)	Mr. Seaberg was appointed Senior VP, Investor Relations of the Company on July 31, 2015 and was appointed as Senior VP, Investor Relations and Corporate Development of the Company on March 7, 2016.

Option Exercises and Stock Vested

The following table sets forth information in respect of all option-based awards and share-based awards vested as at December 31, 2016 in favor of the NEOs of the Company.

Name	Option Awards		Share Awards
	Number of shares acquired on exercise (US$)	Value realized on exercise(1) (US$)	Number of shares acquired on vesting (#)	Value realized on vesting(2) (US$)
Paul Huet, President and Chief Executive Officer	487,500	1,151,920	36,666	157,339
Barry L. Dahl, Chief Financial Officer and Corporate Secretary	350,000	1,370,966	49,925	101,332
John Antwi, Senior VP of Strategic Development(3)	--	--	1,000	4,723
Michael Doolin, Chief Operating Officer(4)	222,800	677,084	21,733	93,262
John Seaberg, Senior VP, Investor Relations and Corporate Development(5)	--	--	14,000	60,749

Notes:

(1)

Represents the aggregate dollar value of all option based awards exercised during the last completed fiscal year, calculated by multiplying the number of options exercised by the difference between the fair market value of the underlying common shares at exercise and the exercise price of the options. Awards are granted in CAD and the aggregate dollar value realized as represented in the table was calculated using the noon exchange rate on the date of exercise.

(2)

Represents the aggregate dollar value realized upon vesting of share-based awards during the last completed fiscal year, calculated by multiplying the number of shares acquired upon vesting by the fair market value of the underlying common shares at vesting. In the case where vesting dates fell on a date where the TSX was closed, the prior day close price was used for calculation. Awards are granted in CAD and the aggregate dollar value realized as presented in the table was calculated using the noon exchange rate on the date of vesting.

(3)	Mr. Antwi was appointed Senior VP of Strategic Development of the Company on June 15, 2016.
(4)	Mr. Doolin was appointed VP, Business Development and Technical Services on November 15, 2012 and was promoted to Chief Operating Officer on March 7, 2016.
(5)	Mr. Seaberg was appointed Senior VP, Investor Relations of the Company on July 31, 2015 and was appointed as Senior VP, Investor Relations and Corporate Development of the Company on March 7, 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets out equity compensation plan information as at December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	5,233,105(1)	C$2.68	9,204,001(2)
Equity compensation plans not approved by securityholders	--	N/A	--
Total	5,233,105	C$2.68	9,204,001

Notes:

(1)

Includes 4,933,105 Common Shares reserved for issuance pursuant to Options granted under the Prior Share Incentive Plan, 300,000 Common Shares reserved for issuance pursuant to Options granted under the Share Incentive Plan, 407,219 Common Shares reserved for issuance pursuant to restricted Common Shares granted under the Prior Share Incentive Plan, 597,484 Common Shares reserved for issuance pursuant to RSUs granted under the Share Incentive Plan and 212,243 Common Shares reserved for issuance pursuant to PSUs granted under the Share Incentive Plan.

(2)

The maximum aggregate number of options that can be available for issuance under the Prior Share Incentive Plan at any point in time was 15% of the number of outstanding Common Shares at such time, less (i) the number of Common Shares reserved for issuance under share compensation arrangements other than the Prior Share Incentive Plan, and (ii) any Common Shares reserved for issuance under the Prior Share Incentive Plan. On May 13, 2016, the Company adopted the Share Incentive Plan, which contains an 8.9% rolling limit (including up to 4.0% of the number Common Shares outstanding from time to time issuable pursuant to RSUs and including Common Shares issuable pursuant to all security-based compensation arrangements of the Company) and the Company will no longer issue securities pursuant to the Prior Share Incentive Plan (see "Part Five – Compensation Plans – Summary of the Share Incentive Plan"). As of December 31, 2016, there were 175,251,538 Common Shares outstanding.

Termination and Change of Control Benefits

Each of the NEOs has entered into an employment agreement with the Company. The following provides details on the status of agreements with each of the NEOs as at December 31, 2016. For the purposes of this section, references to the "Company" refer to the Company and its direct and indirect wholly-owned subsidiaries.

NEO Employment Agreements

Entitlements

Each NEO has an employment agreement with the Company in respect of such NEO's duties with the Company. Each employment agreement provides for (i) an annual base salary, to be reviewed by the President from time to time (by the Board, in the case of Mr. Huet's employment agreement), (ii) a target annual bonus based on a percentage of the NEO's annual base salary (subject to achieving corporate and personal targets to be mutually agreed upon in writing at the beginning of each year), (iii) group benefits, including group insurance, supplemental health insurance, qualified pension, 401(k), hospitalization, medical health and accident, disability, life or similar plan of the Company or an affiliate (collectively, the "Group Benefits"), (iv) entitlement to paid vacation, and (v) eligibility to participate in any equity incentive plan made available to senior management of the Company. In addition, the employment agreements between the Company and each of the NEOs provides that the NEO will be reimbursed for all reasonable and documented travel and out-of-pocket expenses incurred by the NEO in connection with the performance of his duties.

The base annual salaries and target annual bonus percentages for each of the NEOs for 2016 are shown below.

Named Executive Officer	Base Annual Salary	Target Annual Bonus Rate
Paul Huet	US$445,000	85%
Barry Dahl	US$250,000	50%
John Antwi	US$220,000	50%
Michael Doolin	US$290,000	50%
John Seaberg	US$240,000	50%

Each of the NEOs' employment agreements also includes covenants relating to non-solicitation, non-competition and confidentiality.

Resignation

Under the terms of the employment agreements with each of the NEOs, such NEOs may resign by providing sixty (60) days' notice in writing to the Company (the "Resignation Period"), upon which the Company may, in its sole discretion, waive the Resignation Period in whole or in part by paying the NEO's base salary and continuing the NEO's group benefits coverage to the effective date of resignation. In the event of the NEO's voluntary resignation, the NEO shall have ninety (90) days from the termination date to exercise any stock options that have vested and are unexercised on or before the termination date. The NEO shall not be entitled to be awarded or have any right to receive, after the termination date, any further stock options or damages in lieu of further stock options, which would have vested after the termination date. Except as otherwise required by law, the NEO shall not be entitled to any further termination payments, damages or compensation whatsoever.

Termination With "Just Cause"

Under the terms of the employment agreements with each of the NEOs, the Company may terminate such NEO at any time without notice for "just cause", as defined therein. If the NEO is terminated with cause, the NEO shall not be entitled to receive any further pay or compensation (except for base salary and vacation pay, if any, accrued and owing up to the termination date), severance pay, notice, payment in lieu of notice, benefits or damages of any kind, and the NEO shall not be entitled to any bonus or pro-rata bonus payment that has not already been paid to the NEO on or before the termination date. Further, all unexercised stock options, whether vested or unvested, held by the NEO shall be forfeited without any consideration or damages of any kind on the termination date.

Termination Without "Just Cause"

Paul Huet

Under the employment agreement between the Company and Mr. Huet, if Mr. Huet experiences an involuntary termination of employment by the Company for any reason other than for just cause, then the Company shall pay Mr. Huet for all accrued but unpaid vacation entitlements (net of applicable withholdings). In addition, the Company shall provide to Mr. Huet a lump sum separation payment, net of applicable withholdings and less any amounts owing by the NEO to the Company, (the "Separation Payment") equal to:

(i)	Mr. Huet's monthly base salary (determined as of the termination date) multiplied by 24; plus

(ii)	the monthly premium cost of Group Benefits coverage multiplied by 24; plus

(iii)

an amount equal to two times Mr. Huet's then current target bonus amount for the year in which the termination date occurs (or if the target bonus amount for the year in which the termination date occurs has not been determined as of the termination date, the target bonus amount for the year prior to the termination date); plus

(iv)	an amount equal to 4% of Mr. Huet's monthly base salary (determined as of the termination date) multiplied by 24.

With respect to the calculation in paragraph (iii), the target annual bonus amount shall be used without regard to the achievement of any corporate and personal targets established in connection with such target bonus amount.

In the event the Company terminates the employment agreement and Mr. Huet's employment without cause, all outstanding equity awards granted under compensatory plans shall vest 100%, subject to applicable U.S. tax laws. In the event the Company terminates the employment agreement and Mr. Huet's employment without cause, Mr. Huet shall have ninety (90) days from the termination date to exercise any stock options to acquire Common Shares that he holds that have vested and are unexercised on or before the termination date. Mr. Huet shall not be entitled to be awarded or have any right to receive, after the termination date, any further stock options or damages in lieu of receipt of further stock options, which would have vested after the termination date.

NEOs other than Paul Huet

Under the employment agreements for each of the NEOs other than Mr. Huet, if the NEO experiences an involuntary termination of employment by the Company for any reason other than for just cause, then the Company shall pay the NEO for all accrued but unpaid vacation entitlements (net of applicable withholdings). In addition, the Company shall provide to the NEO a Separation Payment equal to:

(i)

the NEO's monthly base salary (determined as of the termination date) multiplied by 12, provided that for each completed year of service (but not to exceed six years) measured from the NEO's date of hire, an additional amount equal to one month's base salary will be added; plus

(ii)

the monthly premium cost of Group Benefits coverage multiplied by 12, provided that for each completed year of service (but not to exceed six years) measured from the NEO's date of hire, an additional amount equal to one month's premium cost will be added; plus

(iii)

an amount equal to the NEO's then current target bonus amount for the year in which the termination date occurs (or if the target bonus amount for the year in which the termination date occurs has not been determined as of the termination date, the target bonus amount for the year prior to the termination date) plus an additional amount equal to 1/12th of such bonus amount for each completed year of service (but not to exceed six years) measured from the NEO's date of hire; plus

(iv)

an amount equal to 4% of the NEO's monthly base salary (determined as of the termination date) multiplied by 12, provided that for each completed year of service (but not to exceed six years) measured from the NEO's date of hire, an additional amount equal to 4% of one month's base salary will be added.

For greater certainty, in no circumstances shall the Employee be entitled to a Separation Payment that is more than the equivalent of a total of 18 months of the payments in paragraphs (i),(ii),(iii) and (iv) above (i.e., 12 months plus an additional month for each of the first six years of completed of service from NEO's date of hire, up to a maximum of an additional 6 months). With respect to the calculation in paragraph (iii), the target annual bonus amount shall be used without regard to the achievement of any corporate and personal targets established in connection with such target bonus amount.

In the event the Company terminates the employment agreement and the NEO's employment without cause, all outstanding equity awards granted under compensatory plans shall vest 100%, subject to applicable U.S. tax laws. In the event the Company terminates the employment agreement and the NEO's employment without cause, the NEO shall have ninety (90) days from the termination date to exercise any stock options to acquire Common Shares that he holds that have vested and are unexercised on or before the termination date. The NEO shall not be entitled to be awarded or have any right to receive, after the termination date, any further stock options or damages in lieu of receipt of further stock options, which would have vested after the termination date.

Termination in the Event of a Change of Control

If, within one hundred and eighty (180) days following a Change of Control, the NEO experiences an involuntary termination of employment by the Company or any successor entity without just cause or if the NEO terminates employment for Good Reason, then: (i) all unvested stock options to acquire shares of the Company (or any successor) held by the NEO shall immediately vest on the termination date and the NEO shall have one (1) year after the date of the Change of Control to exercise the vested stock options; (ii) the Company shall provide the NEO with a lump-sum payment equal to the payment the NEO would have received in the event of a termination without cause; (iii) the NEO shall not be entitled to receive any further pay or compensation (except for base salary, if any, accrued and owing under the employment agreement up to the termination date), severance pay, notice, payment in lieu of notice, benefits or damages of any kind, and for clarity, without limiting the foregoing, the NEO shall not be entitled to any bonus or pro-rata bonus payment that has not already been paid to the NEO on or before the termination date.

For the purposes of the employment agreements, a "Change of Control" means: (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or entity or group of persons or entities, but not including the entering into of an option, joint venture or other arrangement whereby the Company transfers, or has the right to transfer, an interest in its mineral properties yet maintains control, majority ownership or an operating interest in the mineral properties, resulting entity or new arrangement; (ii) the amalgamation, merger or arrangement of the Company with or into another entity where the shareholders of the Company immediately prior to the transaction will hold less than 50% of the voting securities of the resulting entity upon completion of the transaction; (iii) any person or combination of persons acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, of more than 50% of the voting securities of the Company whether through the acquisition of previously issued and outstanding voting securities of the Company or of voting securities of the Company that have not previously been issued or any combination thereof or any other transaction with similar effect; or (iv) the Board adopting a resolution to the effect that, for purposes of the Agreement, a Change of Control has occurred, or that such a Change of Control is imminent, in which case, the date of the Change of Control shall be deemed to be the date of such resolution.

For the purposes of the employment agreements, "Good Reason" means the continued occurrence of any of the following conditions without the NEO's consent after the NEO has given the Company written notice of such condition within thirty days following the initial existence of the condition, and the Company has failed to cure such condition within 30 days of the date it received notice of the condition: (i) the Company assigning to the NEO duties materially inconsistent with the NEO's duties and responsibilities under this Agreement, including those management duties performed by the NEO, as an employee of the Company, for the Company or an affiliate of the Company; (ii) a unilateral reduction by the Company of the NEO's base salary, or any unilateral change in the basis upon which the NEO's base salary is determined or paid if the change is or will be materially adverse to the NEO, except where (x) such reduction or change is part of a general reduction in the base salary of all or substantially all of the members of management of the Company and which affects the NEO in substantially the same manner as the other members of the management of the Company who are also affected by such general reduction and (y) such change does not constitute more than ten percent (10%) of the NEO's base salary; (iii) the Company unilaterally relocating the NEO's principal location more than 100 miles from the NEO's current work location; or (iv) any material breach by the Company of any provision of the employment agreement, which is not cured by the Company within thirty (30) days following written notice from the NEO.

In addition, in the event of a Change of Control, treatment of RSUs and PSUs held by each NEO shall be governed in accordance with the Share Incentive Plan, as further described under "Part Five – Compensation Plans – Summary of the Share Incentive Plan – Effect of Change of Control on RSUs".

Potential Payments Upon Termination or Change-in-Control

The estimated incremental payments from the Company to each of Messrs. Huet, Dahl, Antwi, Doolin and Seaberg, assuming the triggering event occurred on December 31, 2016, are as follows (including all lump sum payment entitlements, as well as the value of all unvested option-based and share-based awards that would become vested). For termination without "just cause" or for "good reason" following a change of control, the calculation assumes that the change of control date is December 31, 2016:

		Termination
	Termination	without "just
Named Executive Officer	without "just	cause" or for "good
	cause"	reason" following
	(US$)	"change of control"
		(US$)
Paul Huet
Cash severance entitlement(1)	1,692,327	1,692,327
Acceleration of equity awards(2)	1,544,283	1,153,944
Group Benefits entitlement(3)	75,981	75,981
Total Termination Entitlement	3,312,591	2,922,252

Barry Dahl
Cash severance entitlement(1)	495,411	495,411
Acceleration of equity awards(2)	567,088	442,825
Group Benefits entitlement(3)	47,488	47,488
Total Termination Entitlement	1,109,986	985,723

John Antwi
Cash severance entitlement(1)	341,999	341,999
Acceleration of equity awards(2)	102,410	102,410
Group Benefits entitlement(3)	31,124	31,124
Total Termination Entitlement	475,533	475,533

Michael Doolin
Cash severance entitlement(1)	607,564	607,564
Acceleration of equity awards(2)	631,592	487,446
Group Benefits entitlement(3)	30,276	30,276
Total Termination Entitlement	1,269,433	1,125,287

		Termination
	Termination	without "just
Named Executive Officer	without "just	cause" or for "good
	cause"	reason" following
	(US$)	"change of control"
		(US$)
John Seaberg
Cash severance entitlement(1)	406,211	406,211
Acceleration of equity awards(2)	584,877	479,620
Group Benefits entitlement(3)	40,629	40,629
Total Termination Entitlement	1,031,717	926,460

Notes:

(1)

Represents cash payments based on base salary and target STIP Bonus amounts, as modified for length of service (other than for Mr. Huet), as further described under "Part Three – Statement of Executive Compensation – Termination and Change of Control Benefits – NEO Employment Agreements".

(2)

Represents amounts received in respect of (i) stock options exercised upon accelerated vesting, where the value is based on the difference between the market price of the Common Shares underlying the options and the exercise price of the options as at December 30, 2016 and was converted from CAD to USD based on the noon exchange rate on December 30, 2016, the last business day of the year, which was US$0.7448 per $1.00; and (ii) cash payments for accelerated vesting of RSUs and PSUs, based on the closing price of the Common Shares of C$6.25 as listed on the TSX on December 30, 2016, the last trading date of the year on which the TSX was open; provided, however, that upon termination without "just cause" or for "good reason" following change of control, PSUs vest pro rata based on the date of change of control.

(3)

Represents amounts received in respect of total Group Benefits, as modified for length of services (other than for Mr. Huet), as further described under "Part Three – Statement of Executive Compensation – Termination and Change of Control Benefits – NEO Employment Agreements".

PART FOUR – REPORT ON DIRECTOR COMPENSATION

Compensation Discussion and Analysis

A function of the Compensation and Governance Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the directors of the Company. The Compensation and Governance Committee is empowered to review the compensation levels and components of the Company's directors and to report and make recommendations thereon to the Board and to consider any other matters which, in the Compensation and Governance Committee's judgment, should be taken into account in reaching any recommendation to the Board concerning the compensation levels of the Company's directors.

The Board assumes responsibility for making final determinations on director compensation, although the Compensation and Governance Committee guides it in this role.

Prior to 2016, the Company did not have any non-cash compensation plans for its directors other than the possible grant of incentive stock options and restricted Common Share grants under the share compensation plan.

On May 13, 2016, the Company adopted a deferred share unit plan (the "DSU Plan") providing for the granting of deferred share units ("DSUs") to eligible directors of the Company. A summary of the key terms of the DSU Plan are provided below under the heading "Part Five – Compensation Plans – Summary of DSU Plan". With the adoption of the DSU Plan, the Compensation and Governance Committee and Board determined that Options will no longer be granted to non-employee directors.

For the 2016 financial year, the compensation for non-executive directors of the Company was set as follows: (i) an annual cash retainer of C$55,000 for each director of the Company, other than the Chairman; (ii) a grant of 22,523 cash-settled DSUs to each director of the Company (other than to the Chairman, who received 45,045 cash-settled DSUs); (iii) an annual cash retainer of C$10,000 for the chair of the Audit Committee; (iv) an annual cash retainer of C$5,000 for each member of the Audit Committee, other than the chair; (v) an annual cash retainer of C$10,000 for the chair of the Compensation and Governance Committee; (vi) an annual cash retainer of C$3,000 for each member of the Compensation and Governance Committee, other than the chair; (vii) an annual cash retainer of C$5,000 for the chair of the Mine Safety and Health Committee; and (viii) an annual cash retainer of C$2,000 for each member of the Mine Safety and Health Committee, other than the chair. In addition, the chair of the Legacy Committee is entitled to a cash fee of C$70,000 on an annual basis, payable quarterly. As the ERM Committee was formed in December 2016, no fees were paid to members of the ERM for the 2016 financial year.

Mr. Richard J. Hall, the Chairman of the Board, entered into an agreement (the "Chairman Agreement") with the Company on September 12, 2014 relating to his services to the Company as Chairman. Pursuant to the Chairman Agreement, as compensation for acting as non-executive Chairman of the Board, Mr. Hall is entitled to an annual cash director's fee of US$125,000.

Pursuant to an agreement between a subsidiary of the Company and Hall Mineral Services LLC ("HMS"), a company controlled by Mr. Hall, (as amended and restated on June 17, 2015, the "Hall Agreement"), the Company agreed to pay to HMS an amount equal to C$5,000 per month as remuneration for additional services Mr. Hall provided to the Company in his capacity as a director of the Company during the phase in which the Company was consolidating operating assets. The Hall Agreement can be terminated by either HMS or the Company upon 30 days' written notice to the other party.

Director Compensation Table

The compensation provided to the directors, excluding directors who are included in disclosure for NEOs above, for the year ended December 31, 2016, is expressed in US dollars as follows.

Name(1)(2)	Fees Earned or Paid in Cash(3) (US$)	Share Awards(4) (US$)	Option Awards (US$)	All Other Compensation (US$)	Total (US$)
Rodney Cooper	44,156	114,486	--	--	158,641
Mark J. Daniel	42,458	114,486	--	--	156,943
James Haggarty	44,156	114,486	--	--	158,641
Richard J. Hall(5)	167,230(6)	228,966	--	--	396,196
William Matlack	95,860	114,486	--	--	210,345
Charles Oliver	40,759	114,486	--	--	155,245
Blair Schultz	36,985	114,486	--	--	151,471

Notes:

(1)	Paul Huet does not receive compensation for acting as a director of the Company. All compensation paid by the Company to Mr. Huet is disclosed under "Summary Compensation Table" above.
(2)

In the case of Mr. Hall, all fees are paid in USD. In the case of Messrs. Cooper, Daniel, Haggarty, Matlack, Oliver and Schultz, all fees are paid in CAD, and the USD value in this table is calculated using the noon exchange rate as of December 30, 2016, the last business day of the year, which was US$0.7448 per $1.00.

(3)	Includes all fees awarded, earned or paid in cash for services as a director, including annual Board, committee and chair retainer fees.
(4)

These amounts represent the value of DSUs granted during 2016, based on the fair value of the award on the grant date calculated in accordance with FASB ASC 718 and converted from CAD to USD based on the noon exchange rate on December 30, 2016, the last business day of the year.

(5)	Mr. Hall's role as Chairman is a non-executive position and is on a part-time basis.
(6)

Represents compensation paid by the Company to Mr. Hall under the Chairman Agreement in respect of Mr. Hall's services to the Company as Chairman of the Board and compensation paid by the Company to Mr. Hall under the Hall Agreement.

Director Option-Based and Share-Based Awards

Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information in respect of all awards outstanding at the end of the year ended December 31, 2016. This includes awards granted prior to and during the most recently completed financial year.

Name(1)	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price(2) (US$)	Option expiration date	Value of unexercised in-the- money options(3) (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested(4) (US$)	Market or payout value of vested share-based awards not paid out or distributed(4) (US$)
Rodney Cooper	100,000	1.90	July 21, 2019	276,994	--	--	105,182
	26,667	2.28	July 24, 2020	63,687
Mark Daniel	100,000	2.28	July 24, 2020	238,821	--	--	105,182
James Haggarty	100,000	1.90	July 21, 2019	276,994	--	--	105,182
	80,000	2.28	July 24, 2020	191,057
Richard J. Hall	300,000	1.76	Sep 12, 2019	872,801	--	--	210,360
	160,000	2.28	July 24, 2020	382,114
William Matlack	117,000	1.90	July 21, 2019	324,083	--	--	105,182
	80,000	2.28	July 24, 2020	191,057
Charles Oliver	100,000	2.04	Dec 31, 2020	262,533	--	--	105,182
Blair Schultz	400,000	1.90	July 21, 2019	1,107,978	6,666	31,130	105,182
	80,000	2.28	July 24, 2020	191,057

Notes:

(1)	The disclosure relating to outstanding share-based and option-based awards for Paul Huet is set out above under "Part Three – Statement of Executive Compensation – Incentive Plan Awards".
(2)

Option awards have exercise prices denominated in CAD. The exercise prices shown were converted from CAD to USD based on the noon CAD to USD exchange rate on the date of grant, or, in the case where the TSX is closed, the prior day noon exchange rate.

(3)

Value is based on the difference between the market price of the Common Shares underlying the options and the exercise price of the options as at December 30, 2016, converted from CAD to USD based on the noon exchange rate on the date of grant. The closing price of the Common Shares as listed on the NYSE MKT on December 31, 2016 was US$4.67 per Common Share.

(4)

Value is shown as at December 30, 2016 and is based on the closing price of the Common Shares as listed on the NYSE MKT on December 30, 2016. The closing price of the Common Shares as listed on the NYSE MKT on December 30, 2016, the last trading day of the year on which the markets were open, was US$4.67 per Common Share.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out the value vested or earned under incentive plans during the year ended December 31, 2016, for each director of the Company, other than Paul Huet.

Name	Option-based awards – Value vested during the year(2)(3) (US$)	Share-based awards – Value vested during the year(3)(4) (US$)	Non-equity incentive plan compensation – Value earned during the year (US$)
Rodney Cooper	145,113	--	--
Mark Daniel	67,787	--	--
James Haggarty	145,113	--	--
Richard J. Hall	523,691	35,977	--
William Matlack	160,565	--	--
Charles Oliver	86,803	--	--
Blair Schultz	417,774	264,769	--

Notes:

(1)	The disclosure relating to outstanding share-based and option-based awards for Paul Huet is set out above under "Part Three – Statement of Executive Compensation – Incentive Plan Awards".
(2)	This is the aggregate dollar value that would have been realized if the options vested during the year had been exercised on their respective vesting dates.
(3)

In the case where vesting dates fell on a date on which the markets were closed, the closing price on the prior trading day was used for the calculation. The USD value was calculated using the noon exchange rate on the date of vesting.

(4)	This is the aggregate dollar value realized upon vesting of share-based awards as of vesting date.

Indebtedness of Officers and Directors

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates were indebted to the Company since the beginning of the most recently completed financial year. No executive officers, directors, employees and former executive officers, directors and employees of the Company or any of its subsidiaries are indebted to the Company or any of its subsidiaries as of the date hereof.

Directors' and Officers' Liability Insurance

The Company has purchased directors and officers liability insurance coverage for the directors and officers of the Company. The insurance coverage has an aggregate limit of C$85,000,000.

PART FIVE – COMPENSATION PLANS

Summary of the Share Incentive Plan

Purpose of the Share Incentive Plan

The Share Incentive Plan provides for the acquisition of Common Shares by eligible participants and the payment of bonus compensation in the form of Common Shares or, at the option of the Company, cash for the purpose of advancing the interests of the Company and any affiliates of the Company through the motivation, attraction and retention of eligible employees, directors and contractors and to secure for the Company and the shareholders of the Company the benefits in the ownership of Common Shares by eligible participants, it being generally recognized that share option plans and restricted share unit plans aid in attracting, retaining and encouraging employees, directors and consultants due to the opportunity offered to them to acquire a proprietary interest in the Company.

Administration of the Share Incentive Plan

The Share Incentive Plan is administered by the Compensation and Governance Committee and the Compensation and Governance Committee has full authority to administer the Share Incentive Plan, including the authority to interpret and construe any provision of the Share Incentive Plan and to adopt, amend and rescind such rules and regulations for administering the Share Incentive Plan as the Compensation and Governance Committee may deem necessary in order to comply with the requirements of the Share Incentive Plan, subject in all cases to compliance with regulatory requirements. The Compensation and Governance Committee has the authority, in its sole discretion, to accelerate the vesting of Options, and the authority to accelerate waive performance, service or other vesting conditions with respect to RSUs, or deem such conditions to be satisfied, provided however that with respect to U.S. Participants (as defined in the Share Incentive Plan), no such acceleration or waiver of vesting conditions will change the time at which such RSUs will be settled/paid out, except to the extent permitted by applicable law.

Determination of Participants and Participation

The Compensation and Governance Committee shall from time to time determine the participants who may participate in the Share Incentive Plan (the "Participants") and to whom Options and/or RSUs may be granted, including the number of Common Shares to be made subject to and the expiry date of each Option granted to a Participant, the other terms of each Option granted to a Participant, and the provisions and restrictions of each RSU granted to a Participant, all such determinations to be made in accordance with the terms and conditions of the Share Incentive Plan, and the Compensation and Governance Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Company and the affiliates of the Company and any other factors which the Compensation and Governance Committee deems appropriate and relevant.

Limitations

The aggregate maximum number of Common Shares available for issuance from treasury under the Share Incentive Plan, subject to adjustment in the event of a stock dividend, consolidation, subdivision or reclassification or otherwise, together with all of the Company's other previously established or proposed share compensation arrangements (including, for greater certainty, the Prior Share Incentive Plan) shall not exceed 8.9% of the total number of Common Shares then outstanding, provided that the maximum number Common Shares available for issuance in connection with RSU grants under the RSU Plan shall not exceed 4.0% of the total number of Common Shares then outstanding (subject to adjustment as provided for in the Share Incentive Plan). Any Common Shares subject to an Option or RSU which has been granted under the Share Incentive Plan or the Prior Share Option Plan and which has been cancelled or terminated in accordance with the terms of the Share Incentive Plan prior to such Option or RSU being fully vested will again be available under the Share Incentive Plan. In the event that the Company elects to satisfy its payment obligation with respect to RSUs in cash rather than delivering Common Shares, any Common Shares that otherwise would have been subject to such RSU will again be available under the Share Incentive Plan.

The maximum number of Common Shares issuable to Insiders (within the meaning of the TSX Company Manual), at any time, pursuant to the Share Incentive Plan and any other security-based compensation arrangements of the Company (including, for greater certainty, the Prior Share Incentive Plan) is 10% of the total number of Common Shares then outstanding. The maximum number of Common Shares issued to insiders, within any one (1) year period, pursuant to the Share Incentive Plan and any other security-based compensation arrangements of the Company is 10% of the total number of Common Shares then outstanding.

The maximum number of Common Shares issuable to non-employee directors, at any time, pursuant to the Share Incentive Plan and any other security-based compensation arrangements of the Company (including, for greater certainty, the Prior Share Incentive Plan) is 1% of the total number of Common Shares then outstanding. The total annual grant to any one non-employee director, within any one (1) year period, pursuant to the Share Incentive Plan and any other security-based compensation arrangements of the Company (including, for greater certainty, the Prior Share Incentive Plan) shall not exceed a maximum grant value of C$150,000 worth of securities, of which the value of Options shall not exceed $100,000 per non-employee director. In determining the value of securities granted under all security-based compensation arrangements of the Company, the generally-accepted valuation model must be used.

For the purpose of determining limitations, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option or RSU.

For the purpose of determining limitations, the aggregate number of securities granted under all security-based compensation arrangements of the Company will be calculated without reference to the initial securities granted under such arrangements to a person (who was not previously an Insider of the Company or an affiliate of the Company) upon such person becoming a director of the Company or an affiliate of the Company; however, the aggregate number of securities granted under all security-based compensation arrangements of the Company in such initial grant may not exceed a maximum grant value of C$150,000 worth of securities, of which the value of Options shall not exceed $100,000 per non-employee director.

In order to comply with the provisions of Section 162(m) (as defined in the Share Incentive Plan), no Participant may be granted RSUs, whether ultimately settled in Common Shares or cash, for more than 3,000,000 Common Shares (subject to adjustment related to a stock dividend, consolidation, subdivision or reclassification or as otherwise permitted) in the aggregate in any calendar year. No Participant will be granted Options for more than 3,000,000 Common Shares (subject to adjustment related to a stock dividend, consolidation, subdivision or reclassification or as otherwise permitted) in the aggregate in any calendar year. This limitation only applies with respect to the Options and RSUs granted under the Share Incentive Plan, and limitations on awards granted under any other shareholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Grant of Options

The Share Option Plan provides for the grant of Options for the purchase of Common Shares to eligible employees and eligible contractors. Each Option grant is to be evidenced by a stock option notice or stock option agreement setting out the terms and conditions consistent with the provisions of the Share Incentive Plan, which terms and conditions need not be the same in each case and which terms and conditions may be changed from time to time. Directors are not eligible for grants of Options under the Share Option Plan.

The price per Common Share at which any Common Share which is the subject of an Option may be purchased is to be determined by the Compensation and Governance Committee at the time the Option is granted, provided that such price is not less than the greater of: (i) the Market Value (generally being the weighted average trading price of Common Shares on the TSX for the five (5) consecutive trading days immediately prior to the date as of which Market Value is determined) on the last trading day immediately preceding the date of the grant of such Option; and (ii) the closing price of the Common Shares on the TSX or any other stock exchange on which the Common Shares are listed on the last trading day immediately preceding the date of grant of such Option.

The Option period for each Option is the period of time as shall be determined by the Compensation and Governance Committee. Subject to certain exceptions, an Option period cannot exceed ten (10) years. However, if the expiration date falls within a blackout period or within ten (10) business days after a blackout period expiry date, then the expiration date of the Option will be the date which is ten (10) business days after the blackout period expiry date.

If Options granted under the Share Option Plan are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under the lapsed Options.

Except as otherwise specifically provided by the Share Incentive Plan in connection with a Change of Control (as defined in the Share Incentive Plan) and subject to any additional limitations contained in any employment contract, an Option may be exercised during the term of the Option only in accordance with the vesting schedule, if any, determined by the Compensation and Governance Committee, in its sole and absolute discretion, at the time of the grant of the Option, which vesting schedule may include performance vesting or acceleration of vesting in certain circumstances and which may be amended or changed by the Compensation and Governance Committee from time to time with respect to a particular Option.

Effect of Change of Control on Options

In the event of a Change of Control and if, within twelve (12) months of such Change of Control, the Company terminates the employment or services of said optionee/employee for any reason other than just cause or if the optionee is an eligible employee and terminates his or her employment with the Company for Good Reason (as defined in the Share Incentive Plan) or as otherwise specified in the grant agreement, then, on such date, all of the optionee's Options will immediately fully vest, if not already vested. In the foregoing event, all Options so vested may be exercised in whole or in part by the optionee from such applicable date until their respective expiry dates.

If there is a take-over bid (within the meaning of the Securities Act (British Columbia)) made for all or a portion of the outstanding Common Shares, then the Compensation and Governance Committee may, by resolution, permit all Options outstanding to become immediately exercisable, in order to permit Common Shares issuable under such Options to be tendered to such bid. The Share Option Plan includes such a provision to allow the Compensation and Governance Committee and Board flexibility to act in the interests of all stakeholders in the event the Company is the target of a take-over bid.

Effect of Death on Options

If a Participant which is not an individual, the primary individual providing services to the Company or an affiliate of the Company, on behalf of the eligible contractor (in each case, the "deceased"), shall die, any Option held by the deceased at the date of such death shall become immediately exercisable notwithstanding any term or condition of such Option, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the optionee under the Option shall pass by the will of the deceased or the laws of descent and distribution for a period of one (1) year following the date of death, but only to the extent that such optionee was entitled to exercise the Option at the date of the deceased's death in accordance with the Share Incentive Plan.

Effect of Termination of Employment or Services on Options

If a Participant: (i) ceases to be a director of the Company or an affiliate of the Company (and is not or does not continue to be an employee thereof) for any reason (other than death); or (ii) ceases to be employed by, or provide services to, the Company or an affiliate of the Company (and is not or does not continue to be a director or officer thereof), or any corporation engaged to provide services to the Company or an affiliate of the Company, for any reason (other than death) or receives notice from the Company or an affiliate of the Company of the termination of his or her employment contract, except as otherwise provided in any applicable employment contract or applicable stock option notice or stock option agreement, in situations of termination not for cause, such Participant will have ninety (90) days (unless extended by the Board) following the termination to exercise his or her Options to the extent that such participant was entitled to exercise such Options at the date of termination and, in situations other than a termination not for cause, any Options held by such Participant on the date of termination shall be forfeited and cancelled as of that date. Notwithstanding the foregoing or any employment contract, in no event may such right extend beyond the original Option period.

Grant of RSUs

Subject to the limitations in the Share Incentive Plan, the Company may from time to time grant RSUs to U.S. Participants and Canadian Participants (as defined in the Share Incentive Plan) who are not eligible contractors in such numbers, at such times and on such terms and conditions, consistent with the Share Incentive Plan, as the Compensation and Governance Committee may in its sole discretion determine.

Vesting of RSUs

An RSU award granted to a Participant for services rendered will entitle the Participant, subject to the Participant's satisfaction of any conditions, restrictions or limitations imposed under the Share Incentive Plan or RSU grant letter, to receive a payment in fully paid Common Shares or, at the option of the Company, in cash in an amount equal to the Market Value of the Common Shares issuable under the RSU award. The date on which an RSU award, or the relevant portion thereof, becomes fully vested (whether by virtue of the satisfaction of performance conditions or time-based continued service conditions, as a result of the Compensation and Governance Committee's action to waive vesting conditions and accelerate vesting, or any other reason under the terms of the Share Incentive Plan and applicable RSU grant letter) is the vesting date.

The RSU grant letter will specify the date(s) on which the RSUs will be settled/paid out, typically at the end of the performance period (for performance-based vesting conditions), or at the end of the required continued service period (for time-based service vesting conditions), which date(s) shall be no later than December 31st of the third calendar year following the service year applicable to the particular RSU award (each such date a "Scheduled Payment Date"). Except as otherwise provided in the Share Incentive Plan, the redemption/payment with respect to RSUs will occur on the Scheduled Payment Date(s). Notwithstanding that the vesting date(s) for such RSUs may be earlier. For greater certainty and by way of example, if an RSU grant letter states that the RSUs become vested as to 1/3 of the units on the first anniversary of the grant date, 1/3 on the second anniversary and 1/3 on the third anniversary, the vesting dates will be the first, second and third anniversaries of the grant date, in each case as to 1/3 of the units awarded under the RSU grant letter. However, the RSU grant letter may specify that the Scheduled Payment Date with respect to all of the RSUs is the third anniversary of the grant date. Similarly, if a portion of a RSU award becomes fully vested upon achievement of stated performance goals (including vesting of a portion of the RSU award if stated goals have been achieved at specific intervals during the performance period), the date on which the portion of the RSU award becomes vested and non-forfeitable is the vesting date. The RSU grant letter may provide that the Scheduled Payment Date for all such RSUs under the RSU award is the last day of the performance period, notwithstanding that a portion of the RSUs may become vested earlier.

Subject to the foregoing, the Compensation and Governance Committee is to, in its sole discretion, determine any and all conditions that may be based on either or both of time and performance criteria. Except as otherwise determined by the Compensation and Governance Committee and as set forth in the applicable RSU grant letter or, as provided in an applicable employment contract (but, as to U.S. Participants, an employment contract will not alter or amend the terms of RSUs that are outstanding as of the effective date of the applicable provisions in the employment contract in a manner that will cause the outstanding RSUs to fail to comply with applicable US laws):

1.

in the event of the death of a Participant, all unvested RSUs credited to the Participant will vest on the date of the Participant's death. The Common Shares represented by the RSUs held by the Participant shall be issued or acquired in the open market by the broker of the Company, or cash will be paid, as determined by the Compensation and Governance Committee, to or for the benefit of the Participant's estate on the ninetieth (90th) day following the Participant's death;

2.

in the event of the disability of a Participant, RSUs that were not vested as of the date the Participant experiences a disability will be forfeited, provided that a pro rata portion of such unvested RSUs shall not be forfeited but will be settled/paid out at the time and in the manner that otherwise would apply under the terms of the Share Incentive Plan and applicable RSU grant letter. The pro rata portion will be determined based on the number of days the Participant was employed by the Company or an affiliate of the Company (in the case of an eligible employee), or the number of days of service to the Company or an affiliate of the Company (in the case of an eligible consultant) during the performance period prior to the onset of the disability as compared to the total number of days in the performance period;

3.

subject to a Change of Control, if a Participant ceases to be employed by, or provide services to, the Company or an affiliate of the Company (and is not or does not continue to be a director or employee thereof) as a result of termination without cause, all unvested RSUs credited to the Participant shall be forfeited; and

4.

if a Participant: (i) ceases to be a director of the Company or an affiliate of the Company (and is not or does not continue to be an employee thereof) for any reason other than death or disability; or (ii) ceases to be employed by, or provide services to the Company or an affiliate of the Company (as is not or does not continue to be a director or employee thereof) for any reason other than death, disability or termination without cause, all RSUs held by such Participant shall be forfeited and cancelled as of the date of termination, and the Participant shall have no entitlement to receive any payment in respect of such forfeited and cancelled as of the date of termination, and the Participant will have no entitlement to receive any payment in respect of such forfeited RSUs or any other amount in respect of such forfeited RSUs, by way of damages, payment in lieu or otherwise.

Settlement of RSUs

Subject to the ability of the Company to choose to settle RSUs by way of a cash payment to the Participant, as described below, the payment obligation in respect of any vested RSUs, net of any applicable taxes and other source deductions required to be withheld, will be settled, on the redemption of the RSUs, with the issue of fully paid Common Shares from treasury or, in the event that the Company elects not to issue Common Shares from treasury, by having a broker acquire Common Shares in the open market (using funds paid to a broker by the Company of the Participant for such purpose) on behalf of the Participant.

In the event that the Company elects to satisfy its payment obligation in cash, the RSUs shall be redeemed and paid by the affiliate of the Company that is the employer of the Participant to the Participant subject to any withholding taxes and other source deductibles. The Market Value of the vested RSUs so redeemed shall, after deduction of any applicable taxes and other source deductions required to be withheld by the applicable affiliate of the Company, be paid in cash.

In the event that the payment obligation in respect of vested RSUs is settled in Common Shares, a Participant may direct to have a broker sell such Common Shares on behalf of the Participant.

Payment of Dividend Equivalents

Subject to the absolute discretion of the Compensation and Governance Committee and in accordance with the Share Incentive Plan, the Compensation and Governance Committee may elect to credit, as a bonus for services rendered in the calendar year containing the payment date for cash dividends paid on Common Shares (the "Dividend Payment Date"), a Participant with additional RSUs. In such case, the number of additional RSUs so credited will be equal to the aggregate amount of dividends that would have been paid to the Participant if the RSUs in the Participant's account as of the record date for payment of such dividends (the "Dividend Record Date") had been Common Shares divided by the Market Value of a Common Share on the Dividend Payment Date. The additional RSUs will vest on the vesting date of the particular RSU award to which the additional RSUs relate and settlement/payment in respect of such additional RSUs will occur at the same time as settlement/payment occurs with respect to the underlying RSUs to which they relate.

Effect of Change of Control on RSUs

With respect to RSUs other than RSUs with performance vesting provisions, in the event of a Change of Control and if, within twelve (12) months of such Change of Control, the Company terminates the employment or services of said Participant/eligible employee for any reason other than just cause or the Participant is an eligible employee and terminates his or her employment with the Company for Good Reason or as otherwise specified in the grant agreement, then, on the date of such event of termination, all RSUs outstanding and held by the Participant shall immediately vest and shall be redeemed in accordance with the redemption provisions of the RSU Plan, notwithstanding any restricted period(s) or any applicable deferred payment date(s) that otherwise would apply.

With respect to RSUs with performance vesting provisions (the PSUs), in the event of a Change of Control and if, at the time of the Change of Control:

(a)

the Participant is an eligible employee and, within twelve (12) months of such Change of Control, the Company terminates the employment or services of said Participant/eligible employee for any reason other than just cause or the Participant is an eligible employee and terminates his or her employment with the Company for Good Reason, then a pro rata portion of the PSUs shall vest on the basis that the PSU vesting date is the date of the Change of Control (unless otherwise determined by the Compensation and Governance Committee, acting reasonably), such pro rata portion of such PSUs to be determined based on the number of days between the date of grant and the date of the Change of Control versus the number of days in the entire performance period for such PSUs, after applying a payout percentage that reflects the level of achievement of objective performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis (the "Performance Goals") that can be determined as at the date of the Change of Control, and with respect to the Performance Goals that are still in progress or that otherwise cannot be so determined as at the date of the Change of Control, assuming that such Performance Goals are achieved at target. Any PSUs which the Compensation and Governance Committee determines to vest shall become vested and shall be redeemed. Any PSUs which do not become vested shall be terminated and forfeited without payment.

(b)

Notwithstanding any other provision of the Share Incentive Plan, if PSUs become vested, the Market Value with respect to such PSUs shall be the price per Common Share offered or provided for in the Change of Control transaction (unless otherwise determined by the Compensation and Governance Committee, acting reasonably).

(c)

Except as set forth in the Share Incentive Plan, if, before any of the PSUs of a Participant vest in accordance with the terms thereof; the Participant is an employee of an affiliate of the Company, but not the Company; and a person, together with persons acting jointly or in concert with such person, other than the Company or an affiliate of the Company, becomes the holder of 50% or more of the aggregate number of voting rights attaching to the outstanding voting securities of such affiliate of the Company (the date such person, together with persons acting jointly or in concert with such person becomes such a holder being hereinafter referred to as the "Acquisition Date"), and, as to U.S. Participants, such event constitutes a "change in ownership", a "change in effective control" or a "change in the ownership of a substantial portion of the assets" of an affiliate of the Company, as defined in the applicable U.S. law; then unless otherwise provided in an award agreement: a pro rata portion of the PSUs granted to the Participant shall vest on the basis that the vesting date is the Acquisition Date (unless otherwise determined by the Compensation and Governance Committee, acting reasonably), such pro rata portion of such PSUs to be determined based on the number of days between the date of grant and the date of the Change of Control versus the number of days in the entire performance period for such PSUs, after applying a payout percentage that reflects the level of achievement of Performance Goals that can be determined as at the date of the Change of Control, and with respect to the Performance Goals that are still in progress or that otherwise cannot be so determined as at the date of the Change of Control, assuming that such Performance Goals are achieved at target. Any PSUs which the Compensation and Governance Committee determines to vest shall become vested and shall be redeemed. Any PSUs which do not become vested shall be terminated and forfeited without payment.

Amendment of the Share Incentive Plan

The Board or the Compensation and Governance Committee, as the case may be, may suspend or discontinue the Share Incentive Plan, or any portion thereof, at any time without first obtaining shareholder approval and in its absolute discretion, provided that, without the consent of a Participant, such suspension or discontinuance may not in any manner adversely affect the Participant's rights under any Option or RSU granted under the Share Incentive Plan. The Board or the Compensation and Governance Committee may not make the following amendments to the Share Incentive Plan, without receiving shareholder approval and any required regulatory approval:

(a)

change the maximum number of securities issuable under the Share Incentive Plan, including an increase to the fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage, other than an adjustment related to a stock dividend, consolidation, subdivision or reclassification;

(b)	make amendments to remove or to exceed the insider participation limit;

(c)	make amendments to the non-employee director participation limit;

(d)	reduce the exercise price of any Option, other than an adjustment related to a stock dividend, consolidation, subdivision or reclassification;

(e)	extend the expiry date of an Option other than as then permitted under the Share Option Plan;

(f)	change the number of days set out in the Share Option Plan with respect to the extension of the expiry date of an Option expiring during or immediately following a blackout period;

(g)	cancel any Option and replace such Option with an Option which has a lower exercise price, other than an adjustment related to a stock dividend, consolidation, subdivision or reclassification;

(h)

make amendments to the non-assignment provision of the Share Incentive Plan that would permit Options or RSUs, or any other right or interest of a Participant under the Share Incentive Plan, to be assigned or transferred, other than for normal estate settlement purposes;

(i)	make amendments to the Participants to whom Options or RSUs may be granted pursuant to the Share Option Plan and the RSU Plan, respectively; and

(j)	make amendments to the amendment provision of the Share Incentive Plan.

The Board or the Compensation and Governance Committee may, subject to receipt of requisite regulatory approval, where required, in its sole discretion and without shareholder approval, make all other amendments to the Share Incentive Plan that are not of the type contemplated above, including, without limitation:

(a)	amendments of a housekeeping nature;

(b)

the addition or a change to the vesting provisions of an Option, an RSU or the Share Incentive Plan, other than changes to the exercise price and the expiration date of an Option related to a stock dividend, consolidation, subdivision or reclassification or as otherwise permitted under the Share Incentive Plan;

(c)	a change to the termination provisions of an Option, a RSU or the Share Incentive Plan;

(d)	amendments to reflect changes to applicable securities laws;

(e)	amendments to the provisions concerning the effect of the termination of an Option holder's position, employment or services of such Option holder's status under the Share Option Plan;

(f)

amendments to provide a cashless exercise feature to any Option or the Share Option Plan, provided that such amendment ensures the full deduction of the number of underlying Common Shares from the total number of Common Shares subject to the Share Option Plan; and

(g)

amendments to ensure that the RSUs granted under the Share Incentive Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which a Participant to whom an RSU has been granted may from time to time be resident or a citizen.

Non-Assignability

No Option or RSU and no other right or interest of a Participant is assignable or transferable, but shall thereafter enure to the benefit of and be binding upon the beneficiaries of the Participant.

Adjustments to the Number of Common Shares subject to the Share Incentive Plan

In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Compensation and Governance Committee in: (a) the number of Common Shares available under the Share Incentive Plan; (b) the number of Common Shares subject to any Option or RSU; and (c) the exercise price of the Common Shares subject to Options. If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Share Incentive Plan.

Securities Exchange Take-over Bid

In the event that the Company becomes the subject of a take-over bid (within the meaning of the Securities Act (British Columbia)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the Securities Act (British Columbia) and where consideration is paid in whole or in part in equity securities of the offeror, the Compensation and Governance Committee may send notice to all optionees and all holders of RSUs requiring them to surrender their Options or RSUs, as applicable, within ten (10) days of the mailing of such notice, and the optionees and holders of RSUs shall be deemed to have surrendered such Options or RSUs, as applicable, on the tenth (10th) day after the mailing of such notice without further formality, provided that:

(a)

the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement options to the optionees or replacement restricted share rights to the holders of RSUs, as applicable, on the equity securities offered as consideration;

(b)

the Compensation and Governance Committee has determined, in good faith, that such replacement options or restricted share rights, as applicable, have substantially the same economic value as the Options or RSUs, as applicable, being surrendered; and

(c)

the surrender of Options or RSUs and the granting of replacement options or replacement restricted share rights can be effected on a tax deferred basis under the Income Tax Act (Canada) and in a manner that complies with, and creates no adverse tax consequences under applicable U.S. tax laws.

Summary of DSU Plan

Purpose of the DSU Plan

The purpose of the DSU Plan is to assist the Company in the recruitment and retention of qualified persons to serve as directors of the Company and to align the interests of eligible directors of the Company (the "Eligible Directors") with the long-term interests of the shareholders of the Company.

Administration of the DSU Plan

The DSU Plan is administered by the Compensation and Governance Committee and the Compensation and Governance Committee has full authority to administer the DSU Plan including the authority to interpret and construe any provision of the DSU Plan and to adopt, amend and rescind such rules and regulations for administering the DSU Plan as the Compensation and Governance Committee may deem necessary in order to comply with the requirements of the DSU Plan.

Determination of Eligible Directors and Participation

The Compensation and Governance Committee will, from time to time, determine the Eligible Directors who may participate in the DSU Plan, the Eligible Directors to whom DSUs will be granted, and the provisions and restrictions with respect to such grant. All such determinations are to be made in accordance with the terms and conditions of the DSU Plan. In making its determination, the Compensation and Governance Committee may take into consideration the present and potential contributions of and the services rendered by the particular Eligible Director to the success of the Company and any other factors which the Compensation and Governance Committee deems appropriate and relevant.

Grant of DSUs

The Compensation and Governance Committee may, from time to time, grant DSUs to an Eligible Director in such numbers, at such times and on such terms and conditions, consistent with the DSU Plan, as the Compensation and Governance Committee may, in its sole discretion, determine to be appropriate in respect of the services the Eligible Director renders as a member of the Board. For greater certainty, the Compensation and Governance Committee will, in its sole discretion, determine any and all conditions to the vesting of any DSUs granted to an Eligible Director, which conditions will be set out in the DSU grant letter. The Compensation and Governance Committee may in its sole and absolute discretion accelerate and/or waive any vesting or other conditions for all or any DSUs for any Eligible Director at any time and from time to time, subject to the requirements of applicable laws, and provided that any such acceleration of vesting or waiver of any vesting or other conditions will not accelerate the settlement/payment of such DSUs, which will occur upon the Eligible Director's separation from service. DSUs that are fully vested at the time of grant as set forth in the applicable DSU grant letter, or that become vested through the satisfaction of any applicable vesting or other conditions or the waiver of such vesting or other conditions by the Compensation and Governance Committee, are referred to as "Vested DSUs".

Redemption of DSUs

Vested DSUs will be redeemed following the separation of service of a U.S. Eligible Director (as defined in the DSU Plan) or following the termination date of a Canadian Eligible Director (as defined in the DSU Plan), on a date selected by the Compensation and Governance Committee in its sole discretion, provided that such date will be on or before December 31st of the calendar year in which the separation from service occurs, or, if later by the date that is 2 ½ months after the date of the separation from service and the Eligible Director will have no ability to influence, directly or indirectly, the calendar year in which payment is made (the "Redemption Date"). Vested DSUs credited to the Eligible Director's account will be redeemed and will be paid by the Company to the Eligible Director (or if the Eligible Director has died, to the Eligible Director's beneficiary) in the form of a lump sum cash payment, less applicable withholding taxes.

The Market Value of the DSUs for the purposes of determining the amount to be paid to the Eligible Director upon redemption of DSUs will be determined as of the Redemption Date. Each DSU so redeemed will entitle the Eligible Director to receive the Market Value in cash in an amount that is rounded down to the nearest cent, less any applicable withholding taxes as deducted, withheld and/or remitted. The date on which such cash payment is made to the Eligible Director is referred to as the "Payment Date".

The Payment Date with respect to DSUs of U.S. Eligible Directors will in all cases be on or before December 31st of the calendar year in which the separation from service occurs, or, if later by the date that is 2 ½ months after the date of the separation from service and the Eligible Director will have no ability to influence, directly or indirectly, the calendar year in which the Payment Date occurs. In selecting the Redemption Date, the Compensation and Governance Committee will give due consideration to the time required to process the redemption of DSUs in order to ensure that the Payment Date will occur within the requisite time limitations.

In the event that any Redemption Date is after the date on which the Common Shares ceased to be traded on the TSX or any other exchange on which the Common Shares trade, provided such cessation in trading is not reasonably expected to be temporary (the "Cease Trade Date"), the Market Value of the DSUs redeemed by or in respect of the Eligible Director must be determined in accordance with the following: (i) where the Eligible Director's separation from service is before or not more than one (1) year after the last trading day before the Cease Trade Date, the value of each DSU credited to the Eligible Director's account at his or her Redemption Date will be equal to the Market Value on the last trading day before the Cease Trade Date; and (ii) where the Eligible Director's separation from service is after the date that is more than one (1) year after the last trading day before the Cease Trade Date, the value of each DSU credited to the Eligible Director's account at his or her Redemption Date will be based on the fair market value of a Common Share of the Company or of a corporation which is related to the Company for the purposes of the Income Tax Act (Canada) at his or her Redemption Date as determined on a reasonable and equitable basis by the Compensation and Governance Committee after receiving the advice of one or more independent firms of investment bankers of national repute.

Upon payment of a redemption amount in satisfaction of DSUs credited to the account of an Eligible Director, the particular DSUs in respect of which such payment was made will be cancelled and no further payments will be made from the DSU Plan in relation to such DSUs.

Notwithstanding any other provision of the DSU Plan, all amounts payable to, or in respect of, a Canadian Eligible Director hereunder must be paid on or before December 31st of the first (1st) calendar year commencing immediately after the Canadian Eligible Director's termination date, and no amounts will be paid prior to the Canadian Eligible Director's termination date.

In the event that an Eligible Director's Redemption Date as determined would otherwise fall between the Dividend Record Date and the Dividend Payment Date, the Redemption Date will be the day immediately following such Dividend Payment Date for purposes of recording in the account of the Eligible Director dividend equivalent amounts and making the calculation of the Market Value of the Vested DSUs. In the event that the Company is unable, by an Eligible Director's Redemption Date, to compute the Market Value of the Vested DSUs recorded in such Eligible Director's account by reason of the fact that any data required in order to compute the Market Value of a Common Share has not been made available to the Company, then the Redemption Date will be the next following trading day on which such data is made available to the Company.

In the event that an Eligible Director's Redemption Date as determined falls on or within ten (10) business days of the expiration of a blackout period applicable to such Eligible Director, then the Redemption Date will be extended to the close of business on the tenth (10th) business day following the expiration of the blackout period.

If the number of outstanding Common Shares is increased or decreased as a result of a subdivision, consolidation, reclassification or recapitalization and not as a result of the issuance of Common Shares for additional consideration or by way of a dividend in the ordinary course, the Compensation and Governance Committee will make appropriate adjustments to the number of DSUs outstanding under the DSU Plan provided that the dollar value of DSUs credited to an Eligible Director's account immediately after such an adjustment will not exceed the dollar value of the DSUs credited to such Eligible Director's account immediately prior thereto. Any determinations by the Compensation and Governance Committee as to the adjustments will be made in its sole discretion and all such adjustments will be conclusive and binding for all purposes under the DSU Plan.

The following provisions are applicable to Eligible Directors who are both U.S. Eligible Directors and Canadian Eligible Directors (the "Dual Participants"). For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under applicable tax laws of the U.S. and Canada, that may result because of the different requirements as to the time of settlement of DSUs with respect to Dual Participant's separation from service and such Dual Participant's retirement or loss of office (under tax laws of Canada). Unless it is determined that no adverse tax consequences under either the U.S. tax regime or the Canadian tax regime would result, if a Dual Participant otherwise would be entitled to payment of DSUs in any of the following circumstances, such DSUs shall instead be immediately and irrevocably forfeited (for greater certainty, without any compensation therefor):

1.

a Dual Participant experiences a separation from service upon ceasing to be a director while continuing to provide services as an employee in circumstances that do not constitute a retirement from, or loss of office or employment with, the Company or an affiliate of the Company thereof;

2.

a Dual Participant experiences a serious disability that continues for more than twenty-nine (29) months in circumstances that constitute a separation from service and do not constitute a retirement from, or loss of office or employment with, the Company or an affiliate of the Company thereof; or

3.

a Dual Participant experiences a retirement from, or loss of office or employment with, the Company or an affiliate of the Company thereof, by virtue of ceasing employment as both an employee and as a director, but he or she continues to provide services as an independent contractor such that he or she has not experienced a separation from service.

Designation of Beneficiary

Subject to the requirements of applicable laws, an Eligible Director will designate in writing a person who is a dependant or relation of the Eligible Director as a beneficiary to receive any benefits that are payable under the DSU Plan upon the death of such Eligible Director. The Eligible Director may, subject to applicable law, change such designation from time to time. Such designation or change will be in such written form as may be determined by the Company from time to time. The initial designation of each Eligible Director will be executed and filed with the Compensation and Governance Committee: (a) in the case of an existing director, within thirty (30) days following the effective date of the DSU Plan; or (b) in the case of a new director, within thirty (30) days after the Eligible Director's appointment to the Board.

Effect of Death on DSUs

In the event of an Eligible Director's death prior to separation from service, any and all DSUs then credited to the Eligible Director's account will become payable to the Eligible Director's beneficiary and for greater certainty, the date of death will be deemed to be the date of the Eligible Director's separation from service.

DSU Grant Letter

Each grant of a DSU award under the DSU Plan will be evidenced by a DSU grant letter to the Eligible Director from the Company. DSU grant letters will be subject to all of the applicable terms and conditions of the DSU Plan and may be subject to any other terms and conditions which are not inconsistent with the DSU Plan and which the Compensation and Governance Committee deems appropriate for inclusion in a DSU grant letter. The provisions of the various DSU grant letters issued under the DSU Plan need not be identical.

Effect of Change of Controls on DSUs

If there is a Change of Control (as defined in the DSU Plan), all DSUs outstanding will immediately vest on the date of such Change of Control. In any event, upon a Change of Control, Eligible Directors will not be treated any more favourably than shareholders of the Company with respect to the consideration that the Eligible Directors would be entitled to receive for their Common Shares.

Termination of Unvested DSUs

All DSUs that have not vested prior to the Eligible Director's separation from service will terminate and be of no further force and effect.

Amendment and Termination of the DSU Plan

The DSU Plan may be amended, suspended or terminated in whole or in part at any time by the Board or the Compensation and Governance Committee, as the case may be, provided that no amendment will be made which would cause the DSU Plan, or any DSUs granted hereunder, to cease to comply with applicable laws.

The Board or the Compensation and Governance Committee may, in its sole discretion, make the following amendments to the DSU Plan:

1.	amend the number of securities under the DSU Plan;

2.	change the definition of "Eligible Director" under the DSU Plan which would have the potential of narrowing, broadening or increasing insider participation;

3.	make amendments to the amendment provision of the DSU Plan;

4.

make amendments to the assignment and transfer provision of the DSU Plan that would permit DSUs, or any other right or interest of an Eligible Director under the DSU Plan, to be assigned or transferred, other than for normal estate settlement purposes;

5.	amendments of a housekeeping nature;

6.	the addition or a change to the vesting provisions of a DSU or the DSU Plan;

7.	a change to the termination provisions of a DSU or the DSU Plan;

8.	amendments to reflect changes to applicable securities laws; and

9.

amendments to ensure that the DSUs granted under the DSU Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which an Eligible Director to whom a DSU has been granted may from time to time be resident or a citizen.

Effect of Assignment and Transfer

Rights and obligations under the DSU Plan may be assigned by the Company to a corporate successor in the business of the Company, any corporation resulting from any amalgamation, reorganization, combination, merger or arrangement of the Company, or any corporation acquiring all or substantially all of the assets or business of the Company. In no event may the rights or interests of an Eligible Director under the DSU Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a beneficiary upon death of an Eligible Director pursuant to the terms of the DSU Plan. DSUs are non-transferable.

No Contract of Employment

Nothing contained in the DSU Plan will confer or be deemed to confer upon any Eligible Director the right to continue in the employment of, or to provide services to, the Company or an affiliate of the Company nor interfere or be deemed to interfere in any way with any right of the Company or an affiliate of the Company to discharge any

Eligible Director at any time for any reason whatsoever, with or without cause. Participation in the DSU Plan by an Eligible Director must be voluntary.

Adjustments and Reorganization

In the event of any subdivision, consolidation or distribution of Common Shares to the shareholders of the Company (excluding by way of dividend payment in the ordinary course or a distribution of Common Shares under any compensation arrangement of the Company or any of its subsidiaries or other affiliates controlled by the Company, that contemplates the issuance of Common Shares from treasury), or upon a capital reorganization, reclassification, exchange, or other change with respect to the Common Shares, or a consolidation, amalgamation, arrangement or other form of business combination of the Company with another person, or a sale, lease or exchange of all or substantially all of the property of the Company or other distribution of the Company's assets to shareholders (other than by way of dividend payment in the ordinary course), then the account of each Eligible Director and the DSUs outstanding under the DSU Plan will be adjusted in such manner, if any, as the Board or the Compensation and Governance Committee deems appropriate in order to preserve, proportionally, the interests of the Eligible Directors under the DSU Plan, provided that the dollar value of DSUs credited to an Eligible Director's account immediately after such an adjustment will not exceed the dollar value of the DSUs in such Eligible Director's account immediately prior thereto and provided further that the value of DSUs will always depend on the fair market value of Common Shares (or Common Shares of a corporation related to the Company for purposes of the Income Tax Act (Canada)). All adjustments must, at all times, be in compliance with applicable laws.

Securities Exchange Take-over Bid

In the event that the Company becomes the subject of a take-over bid (within the meaning of the Securities Act (British Columbia)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute and where consideration is paid in whole or in part in equity securities of the offeror, the Compensation and Governance Committee may send notice to all holders of DSUs requiring them to surrender their DSUs within ten (10) days of the mailing of such notice, and the holders of DSUs will be deemed to have surrendered such DSUs on the tenth (10th) day after the mailing of such notice without further formality, provided that:

1.	the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement deferred share rights to the holders of DSUs on the equity securities offered as consideration;

2.	the Compensation and Governance Committee has determined, in good faith, that such replacement deferred share rights have substantially the same economic value as the DSUs being surrendered; and

3.	the surrender of DSUs and the granting of replacement deferred share rights can be effected on a tax deferred basis under the Income Tax Act (Canada) and in compliance with applicable laws.

For the purposes of the DSU Plan, "Market Value" means, with respect to any particular date, the greater of either: (a) the weighted average trading price of Common Shares on the TSX and any other exchange on which the Common Shares are listed; and (b) the average of daily high and low board lot trading prices of the Common Shares on the TSX and any such other exchange, in each case for the five (5) consecutive trading days immediately prior to the date as of which Market Value is determined, provided that (i) where the Market Value would be determined with reference to a period commencing after a fiscal quarter end of the Company and ending prior to the public disclosure of interim financial statements for such quarter (or annual financial statements in the case of the fourth quarter), the calculation of the Market Value will be made with reference to the fifth (5th) trading day immediately following the date of public disclosure of the financial statements for that quarter, and (ii) in the event of a Cease Trade Date (as defined below), Market Value shall be such other value as may be determined under the DSU Plan.

PART SIX – INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers of the Company

The following table sets forth certain information with respect to the Company's current directors (all of whom are nominees for election at the Meeting) and executive officers. The term for each director expires at the next annual meeting of Shareholders or at such time as a qualified successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date the officer's resignation becomes effective, the date a successor is appointed or the officer ceases to be qualified for that office, or the date the officer is terminated by the board of directors of the Company. The name, location of residence, age, number of Common Shares held and office held by each director and executive officer, current as of March 28, 2017, has been furnished by each of them and is presented in the following table. Unless otherwise indicated, the address of each director and executive officer in the table set forth below is care of Klondex Mines Ltd., 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia, V6E 2E9.

Name, Residence and Age	Office Held	Principal Occupation during the Past Five Years	Date First Elected or Appointed	No. of Common Shares
Rodney Cooper(1)(3) Richmond Hill, Ontario, Canada Age: 59	Director	President and Chief Operating Officer of Labrador Iron Mines Holdings Limited, a mining and exploration company, since December 2011; Vice President, Senior Mining Analyst at Dundee Securities from November 2009 to November 2011; Chief Operating Officer at Baffinland Iron Mines Corporation from January 2006 to November 2011.	August 10, 2012	208,320
Mark J. Daniel(2) Toronto, Ontario, Canada Age: 70	Director	Director of Alamos Gold Inc. since July 2015; Director of AuRico Gold Inc. from October 2011 to July 2015; Consultant at Anglo American from August 2013 to December 2015; Vice President, Human Resources for Vale Canada (formerly Inco Limited) from October 1996 to January 2007.	June 17, 2015	36,983
James Haggarty(1)(5) Toronto, Ontario, Canada Age: 52	Director	President and Chief Executive Officer of SIM Group since May 2016; Managing Director, Gibraltar Growth Corporation from November 2015 to March 2016; Director of Greenspace Brands Inc. since April 2015; Director of Toronto Blue Jays Care Foundation since 2010; Chief Executive Officer of technology and e- commerce company (SHOP.CA) from April 2014 to October 2015; Founder & President of J.E.L.L. Advisors, a consulting firm, since 2012; Executive Vice President at Rogers Communications Inc. from April 2005 to February 2012.	June 28, 2012	125,380
Richard J. Hall(2)(4) Silverthorne, Colorado, USA Age: 67	Director (Chairman)	Director of Orla Mining Ltd. since June 2015; Director of IAMGOLD Corporation since March 2012; Lead Director of Kaminak Gold Corporation since February 2013; Chairman of Premier Gold Mines Limited from April 2010 until June 2012; Chief Executive Officer of Northgate Minerals Corp. from July 2011 until its acquisition by AuRico Gold in October 2011; Chairman of Grayd Resource Corporation from September 2008 until its acquisition by Agnico Eagle Mines Limited in November 2011.	September 9, 2014	104,625

Name, Residence and Age	Office Held	Principal Occupation during the Past Five Years	Date First Elected or Appointed	No. of Common Shares
Paul Huet(3)(4) Reno, Nevada, USA Age: 48	President and Chief Executive Officer and Director	President and Chief Executive Officer of the Company since September 2012; Chief Operating Officer of Premier Gold Mines Limited from September 2011 to August 2012; General Manager of Nevada Great Basin Gold from April 2007 to August 2011.	September 12, 2012	471,307
William Matlack(1)(4) Reno, Nevada, USA Age: 62	Director	Currently a private investor and mineral explorer; Interim Chief Executive Officer of the Company from July 2012 to September 2012; Associated with Scarsdale Equities LLC from November 2006 to present.	June 28, 2012	1,210,488
Charles Oliver(2)(3)(5) Toronto, Ontario, Canada Age: 54	Director	Special Advisor to the board of directors of the Company from June 2015 to December 2015; Director of Integra Gold Corp. since February 2015; Lead Portfolio Manager at Sprott Asset Management from January 2008 to January 2015.	December 31, 2015	42,300
Blair Schultz(3)(4)(5) Toronto, Ontario, Canada Age: 40	Director

Chairman of the Company from June 2012 to September 2014; Executive Director of the Company from September 2014 to June 2015; Independent Director since June 2015; President and Chief Executive Officer of Langhaus Financial Partners Inc. since October 2016; Director of Eastmain Resources Inc. since April 2016; Director of OK2 Minerals Ltd. since August 2016; Director of VMS Ventures Inc. since July 2015 and Chair of the Special Committee until acquired by Royal Nickel Corporation in April 2016; Vice President and Portfolio Management and Trading at K2 & Associates Investment Management Inc., a hedge fund in Toronto, from June 2001 to June 2014.

			June 28, 2012	572,733
John Antwi Reno, Nevada, USA Age: 49	Senior VP, Strategic Development	Senior VP, Strategic Development of the Company since June 2016; Regional Director for Business Development for Newmont Mining Corporation in North America from November 2009 to June 2016.	June 15, 2016	20,644
Barry Dahl Reno, Nevada, USA Age: 53	Chief Financial Officer and Corporate Secretary	Chief Financial and Corporate Secretary of the Company since November 2013; Chief Financial Officer of Argonaut Gold Inc. from January 2010 to November 2013.	November 15, 2013	180,758
Michael Doolin Reno, Nevada, USA Age: 55	Chief Operating Officer	Chief Operating Officer of the Company since March 2016; VP, Business Development and Technical Services of the Company from November 2012 to March 2016; Esmeralda Mill Manager at Great Basin Gold from April 2010 to November 2013.	November 15, 2012	78,266
Brian Morris Reno, Nevada, USA Age: 56	Senior VP, Exploration	Senior VP, Exploration of the Company since January 2015; President of American Mining & Tunneling from June 2013 to December 2014; VP Exploration of Premier Gold Mines Limited from November 2011 to June 2013.	January 1, 2015	12,767
John Seaberg Reno, Nevada, USA Age: 49	Senior VP, Investor Relations and Corporate Development	Senior VP, Investor Relations and Corporate Development of the Company since August 2015; VP Investor Relations of Newmont Mining Corporation from February 2003 to October 2013.	July 31, 2015	123,000

Notes:

(1)	Member of the Audit Committee.

(2)	Member of the Compensation and Governance Committee.
(3)	Member of the Mine Safety and Health Committee.
(4)	Member of the Legacy Committee.
(5)	Member of the ERM Committee.

Committees of the Board of Directors

The board of directors of the Company (the "Board") has an audit committee (the "Audit Committee"), a compensation and governance committee (the "Compensation and Governance Committee"), a mine safety and health committee (the "Mine Safety and Health Committee"), an enterprise risk management committee (the "ERM Committee") and a legacy committee (the "Legacy Committee"). The current members of the Audit Committee include James Haggarty (Chair), Rodney Cooper and William Matlack (see "Part Seven – Audit Committee Information"). The current members of the Compensation and Governance Committee include Mark Daniel (Chair), Richard J. Hall and Charles Oliver (see "Part Nine – Statement of Corporate Governance Practices – Committees of the Board of Directors – Compensation and Governance Committee"). The current members of the Mine Safety and Health Committee include Rodney Cooper (Chair), Paul Huet, Charles Oliver and Blair Schultz (see "Part Nine – Statement of Corporate Governance Practices – Committees of the Board of Directors – Mine Safety and Health Committee"). The current members of the ERM Committee include Charles Oliver (Chair), James Haggarty and Blair Schultz (see "Part Nine – Statement of Corporate Governance Practices – Committees of the Board of Directors – ERM Committee"). The current members of the Legacy Committee include William Matlack (Chair), Richard J. Hall, Paul Huet and Blair Schultz (see " Part Nine – Statement of Corporate Governance Practices – Committees of the Board of Directors – Legacy Committee").

Cease Trade Orders, Bankruptcies, Penalties and Sanctions

None of the nominees for election as a director of the Company is, or was within the ten years prior to the date hereof, a director, chief executive officer or chief financial officer of any company that was subject to a cease trade order, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days and that was issued while that person was acting in such capacity or that was issued after that person ceased to act in such capacity and which resulted from an event that occurred which that person was acting in such capacity.

Other than as disclosed below, none of the nominees for election as a director of the Company is, or was within the ten years prior to the date hereof, a director or executive officer of any company that, while that person was acting in such capacity, or within a year of that person ceasing to act in such capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Rodney Cooper served as President and Chief Operating Officer of Labrador Iron Mines Holdings Limited ("LIMH") since December 2011. On April 2, 2015, Labrador Iron Mines Limited ("LIM"), a wholly-owned subsidiary of LIMH, instituted proceedings in the Ontario Superior Court of Justice (the "Court") for a financial restructuring by means of a plan of compromise and arrangement (the "Plan") under the Companies' Creditors Arrangement Act. LIMH submitted a Plan, which was approved by creditors and the Court, to convert the debts of LIMH into equity in LIMH and convert the debts of LIM and its other wholly-owned subsidiary, Schefferville Mines Inc., into equity in LIM and Houston Iron Royalties Limited, a newly-formed corporation. The Plan was implemented on December 19, 2016, completing the restructuring.

James Haggarty served as an executive officer of SHOP.ca ("SHOP") from April 2014 to October 2015. On June 7, 2016, SHOP submitted a Notice of Intention to Make a Proposal to the Office of the Superintendent of Bankruptcy Canada asking for, among other things, an order approving a filing extension and protection from creditors. On July 21, 2016 SHOP was deemed to have made an assignment in bankruptcy pursuant to applicable Canadian bankruptcy laws.

None of the nominees for election as director of the Company has within the ten years prior to the date hereof become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of the nominees for election as a director of the Company has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

PART SEVEN – AUDIT COMMITTEE INFORMATION

Audit Committee

The members of the Audit Committee are James Haggarty (Chair), Rodney Cooper and William Matlack. All of the members are deemed to be "independent" for purposes of the applicable NYSE MKT listing standards, SEC rules and National Instrument 52-110 – Audit Committees ("NI 52-110"), and "financially literate", as defined in NI 52-110. Further, the Board has determined that Mr. Haggarty qualifies as an audit committee "financial expert", as defined in the applicable SEC rules.

The Board has adopted a written mandate for the Audit Committee in accordance with applicable NYSE MKT listing standards and NI 52-110 in carrying out its audit and financial review functions (the "Audit Committee Mandate"). The text of the Audit Committee Mandate is available on the Company website at www.klondexmines.com under the "Investors – Corporate Governance" tab.

The Audit Committee reviews all financial statements of the Company prior to their publication, reviews audits or communications, recommends the appointment of independent auditors, reviews and approves the professional services to be rendered by them and reviews fees for audit services. The Audit Committee typically meets quarterly. The Audit Committee meets both separately with auditors (without management present) as well as with management present. The Audit Committee and the auditors discuss the various aspects of the Company's financial presentation in the areas of audit risk and International Financial Reporting Standards.

Relevant Education and Experience

Each member of the Audit Committee has skills and experiences that provide the member with: an understanding of the accounting principles used by the issuer to prepare its financial statements; the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more individuals engaged in such activates; and an understanding of internal controls and procedures for financial reporting.

James Haggarty is a Chartered Professional Accountant (C.P.A. and C.A.) and holds an Honours Bachelor of Commerce degree from the University of Windsor. He has held senior executive positions as Chief Executive Officer, Executive VP Operations, VP Financial Operations, and VP Corporate Development with public and private companies like the SIM Group where he currently is President and Chief Executive Officer. He has extensive experience with audit committees and public company boards throughout his career, stemming back to 1993 with Metall Mining. Mr. Haggarty is also on the board of directors of Gibraltar Growth Corporation, GreenSpace Brands Inc., and the Toronto Blue Jays Care Foundation. Mr. Haggarty has been the chair of the audit committee at GreenSpace Brands Inc. since 2015.

Rodney Cooper has been involved in the mining industry for over 30 years, with broad experience in technical services, operations, project management, investment evaluation and finance. He is a mining engineer, having obtained the P.Eng. designation, and a past director of the Mining Association of Canada and the Alberta Chamber of Resources. Currently President and Chief Operating Officer of Labrador Iron Mines Holdings Limited, he previously served as Vice President and Senior Analyst at Dundee Securities, Chief Operating Officer at Baffinland Iron Mines Corporation and Vice President Technical Services at Kinross Gold Corporation.

William Matlack has a B.A. Geology, Carleton College and a M.S. Geology, University of Minnesota. He has 20 years' experience in the mining industry, primarily with major gold mining companies, followed by 19 years in mining finance in the securities industry, including metals & mining equity research with major brokerage firms.

For more information see "Part Two – Business of the Meeting – Proposal One: Election of Directors".

PART EIGHT – SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of March 28, 2017 by:

•	the Company's NEOs;
•	the Company's directors and nominees;
•	all of the Company's executive officers and directors as a group; and
•	each person who is known by the Company to beneficially own more than 5% of the Company's issued and outstanding Common Shares.

Under SEC rules, "beneficial ownership'' for purposes of this table takes into account Common Shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. Common Shares that may be acquired by an individual or group within 60 days of March 28, 2017 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in the footnotes to this table, to the best of the Company's knowledge, the persons and entities named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Except as otherwise indicated, the address of each Shareholder is c/o Klondex Mines Ltd., 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia, V6E 2E9.

	Amount and
	Nature of
	Beneficial	Percent of
	Ownership	Class
Directors and Named Executive Officers
Paul Huet(1)	704,640	*
Barry Dahl(2)	357,758	*
John Antwi(3)	80,644	*
Michael Doolin(4)	293,599	*
John Seaberg(5)	323,000	*
Rodney Cooper(6)	208,320	*
Mark Daniel(7)	36,983	*
James Haggarty(8)	278,713	*
Richard Hall(9)	511,292	*
William Matlack(10)	1,380,821	*
Charles Oliver(11)	108,967	*
Blair Schultz(12)	1,026,066	*
All directors and executive officers as a group (13 individuals)(13)	5,648,237	3.19
5% Shareholders

	Amount and
	Nature of
	Beneficial	Percent of
	Ownership	Class
Van Eck Associates Corporation(14)	24,049,115	13.56
666 Third Ave – 9th Fl, New York, New York 10017
Sentry Investments Corp. et al.(15)	14,511,900	8.18
199 Bay Street, Suite 2700, Commerce Court West, PO Box 108,
Toronto, Ontario M5L 1E2
Frank E. Holmes et al.(16)	11,606,500	6.55
7900 Callaghan Road, San Antonio, Texas 78229

*	Less than 1%.
(1)	Represents 471,307 Common Shares and 233,333 stock options exercisable within 60 days of March 28, 2017.
(2)	Represents 180,758 Common Shares and 177,000 stock options exercisable within 60 days of March 28, 2017.
(3)	Represents 20,644 Common Shares and 60,000 stock options exercisable within 60 days of March 28, 2017.
(4)	Represents 78,266 Common Shares and 215,333 stock options exercisable within 60 days of March 28, 2017.
(5)	Represents 123,000 Common Shares and 200,000 stock options exercisable within 60 days of March 28, 2017.
(6)	Represents 208,320 Common Shares.
(7)	Represents 36,983 Common Shares.
(8)	Represents 125,380 Common Shares and 153,333 stock options exercisable within 60 days of March 28, 2017.
(9)	Represents 104,625 Common Shares and 406,667 stock options exercisable within 60 days of March 28, 2017.
(10)	Represents 1,210,488 Common Shares and 170,333 stock options exercisable within 60 days of March 28, 2017.
(11)	Represents 42,300 Common Shares and 66,667 stock options exercisable within 60 days of March 28, 2017.
(12)	Represents 572,733 Common Shares and 453,333 stock options exercisable within 60 days of March 28, 2017.
(13)	Represents 3,187,571 Common Shares and 2,460,666 stock options exercisable within 60 days of March 28, 2017.
(14)

Based upon information regarding Company holdings reported by way of an alternative monthly report dated February 8, 2017 filed by Van Eck with the applicable Canadian provincial securities regulators under the alternative monthly reporting system of National Instrument 62-103, which indicates that Van Eck exercises control over but not ownership of the Common Shares. Van Eck has sole voting power and sole dispositive power with respect to 24,049,115 Common Shares.

(15)

Based upon information regarding Company holdings reported by way of Amendment No. 04 to a Schedule 13G filed by Sentry Investments Corp. ("SIC"), SII and Sentry Precious Metals Fund ("Sentry Fund", and collectively, "Sentry") with the SEC on January 10, 2017. Sentry beneficially owns the Company holdings disclosed in the table above. SIC has sole voting power and sole dispositive power with respect to 14,511,900 Common Shares. SII, a wholly-owned subsidiary of SIC, has sole voting power and sole dispositive power with respect to 14,511,900 Common Shares and acts as manager and trustee of Sentry Fund, which has sole voting power and sole dispositive power with respect to 10,241,200 Common Shares.

(16)	Based upon information regarding Company holdings reported by way of a Schedule 13G filed by Frank E. Holmes, U.S. Global

Investors, Inc. ("USGI") and U.S. Global Investors World Precious Minerals Fund ("USGI Fund" and, collectively, "Holmes") with the SEC on February 18, 2014. Holmes beneficially owns the Company holdings disclosed in the table above. Frank E. Holmes has sole voting power and sole dispositive power with respect to 11,606,500 Common Shares and is the chief executive officer and controlling shareholder of USGI. USGI is the manager of investments accounts that hold in the aggregate 2,575,000 Common Shares, including USGI's mutual fund, USGI Fund, which has sole voting power and sole dispositive power with respect to 2,575,000 Common Shares.

PART NINE – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Canadian securities regulatory policy as reflected in National Instrument 58-101 – Disclosure of Corporate Governance Practices requires that TSX-listed companies disclose on an annual basis their approach to corporate governance. National Policy 58-201 – Corporate Governance Guidelines provides regulatory staff's guidance as to preferred governance practices, although such guidelines are not prescriptive (other than for audit committees). Disclosure of the Company's approach to corporate governance in the context of this instrument and policy (together, the "Policies") is set out below.

Board Mandate

The Board has adopted a written mandate that acknowledges that it is responsible for the stewardship of the business and affairs of the Company. The Board seeks to perform such responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to ensure that the foregoing enhance and preserve the underlying value of the Company and that the Company operates with honesty and integrity in the conduct of its business. The Board reviews and assesses the adequacy of the Board mandate at least annually or otherwise, as it deems appropriate, and makes any necessary changes. A copy of this mandate is available on the Company website at www.klondexmines.com under the "Investors – Corporate Governance" tab and is attached to this Circular as Schedule "A".

Position Descriptions

The Board has adopted written position descriptions for the Chairman of the Board, the Chair of each Board committee and the Lead Director (in the absence of an independent Chairman of the Board). Currently, the position of Board Chair is occupied by Mr. Richard J. Hall, an independent director. The responsibilities of the Chairman are further outlined in the Chairman Agreement between the Company and Mr. Hall. Pursuant to the Chairman Agreement, Mr. Hall shall be primarily responsible for the management and effective performance of the Board and shall provide leadership to the Board and, in connection therewith shall:

(a)	act in an advisory capacity to the senior officers of the Company in all matters concerning the interests and management of the Company;

(b)	provide leadership to the Board, including:

	(i)	leading, managing and organizing the Board consistent with the approach to corporate governance established by the Board from time to time;

	(ii)	promoting cohesiveness among the directors;

	(iii)	being satisfied, together with the Lead Director, if any, that the responsibilities of the Board and the committees of the Board are well understood by the Board;

	(iv)	assisting the Board in ensuring the integrity of the senior officers and that such senior officers create a culture of integrity throughout the Company;

(v)

together with the Lead Director, if any, and the Chair of the Compensation and Governance Committee, reviewing from time to time the committees of the Board, the Chairs of such committees and the mandates of such committees; and

(vi)

together with the Lead Director, if any, and the Chair of the Compensation and Governance Committee, ensuring that the Board, the committees of the Board, individual directors and the senior officers understand and discharge their respective obligations consistent with the approach to corporate governance established by the Board from time to time;

(c)	in connection with meetings of the Board, be responsible for the following (in consultation with the Lead Director, if any, and the Chair of the Compensation and Governance Committee, as appropriate):

	(i)	scheduling meetings of the Board;

	(ii)	coordinating with the Chairs of the committees of the Board the scheduling of meetings of the committees;

	(iii)	reviewing with the Lead Director, if any, matters for consideration by the Board;

	(iv)	together with the Lead Director, if any, ensuring that all matters required to be considered by the Board are presented to the Board;

	(v)	setting the agenda for meetings of the Board;

(vi)	monitoring the adequacy of materials provided to the Board;

(vii)	ensuring that the Board has sufficient time to review the materials provided and to fully discuss the business that is presented to the Board;

(viii)	presiding over meetings of the Board; and

(ix)	encouraging free and open discussion at meetings of the Board; and

(d)	carry out such other duties and obligations as is typical for a director or non-executive chairman of a publicly listed company and as required by applicable law.

Mr. Hall agreed to provide the services on a part-time basis during the term of the Chairman Agreement or otherwise as may be agreed. Pursuant to the Chairman Agreement, Mr. Hall may perform services for and on behalf of third parties other than the Company, provided that: (i) Mr. Hall is available to perform in a timely manner the agreed upon services under the Chairman Agreement, and (ii) the performance of services by Mr. Hall for and on behalf of such third party does not create a material conflict of interest in respect of his obligations to the Company, whether under the Chairman Agreement or otherwise.

The Board also relies upon past practice to delineate the role and responsibilities of the Board Chair. The roles of the Chair of the Audit Committee, the Chair of the Compensation and Governance Committee and the Chair of the Mine Safety and Health Committee are described in the respective mandates for such committees. The role of the Chief Executive Officer is based upon the role of chief executive officers carried out at companies of similar size, scope and industry.

Composition of the Board

Currently, the Board is currently comprised of eight members, six of whom are independent directors under the applicable NYSE MKT standards, SEC rules and Canadian securities laws and regulations. Paul Huet is non-independent, due to the fact that he serves as the President and Chief Executive Officer of the Company. Mr. Schultz is not considered independent because of his role as executive director, commencing in 2014 and ending on June 17, 2015, where he assisted senior management of the Company on certain corporate development and finance activities.

Name	Independent/Non-Independent
Rodney Cooper	Independent
Mark J. Daniel	Independent
Richard J. Hall	Independent
James Haggarty	Independent
Paul Huet	Non-Independent
William Matlack	Independent
Charles Oliver	Independent
Blair Schultz	Non-Independent

During the fiscal year ended December 31, 2016, the Board held seven meetings, the Audit Committee held four meetings, the Compensation and Governance Committee held three meetings, the Mine Safety and Health Committee held three meetings, the ERM Committee held no meetings and the Legacy Committee held one meeting. The table below sets out the number of meetings of the Board and its committees attended by each director. The independent directors make it a practice to hold an in-camera session at every Board meeting or shortly thereafter and held eight such meetings during the 2016 year. Additionally, Board members are encouraged but not required to attend the annual meeting of Shareholders. All of the directors serving at such time attended the 2016 annual and special meeting of Shareholders. No member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period while he was a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the period while such director served on the applicable committee.

Name	Board Meetings Attended	Audit Committee Meetings Attended	Compensation and Governance Committee Meetings Attended	Mine Safety and Health Committee Meetings Attended	ERM Committee (1)	Legacy Committee Meetings Attended
Rodney Cooper	7 of 7	3 of 4	N/A	3 of 3	N/A	N/A
Mark J. Daniel	7 of 7	N/A	3 of 3	N/A	N/A	N/A
James Haggarty	6 of 7	4 of 4	N/A	1 of 1	0 of 0	N/A
Richard J. Hall	7 of 7	N/A	3 of 3	N/A	N/A	1 of 1
Paul Huet	7 of 7	N/A	N/A	3 of 3	N/A	1 of 1
William Matlack	7 of 7	4 of 4	N/A	N/A	N/A	1 of 1
Charles Oliver	7 of 7	N/A	3 of 3	3 of 3	0 of 0	N/A
Blair Schultz	7 of 7	N/A	N/A	2 of 2	0 of 0	1 of 1

Notes:

(1)	The ERM Committee was formed in December 2016 and held no meetings during the 2016 year.

Directorships

As of the date hereof, none of the directors of the Company serves on the board of any other reporting issuers, other than as set out below.

Name	Reporting Issuer	Market
Mark J. Daniel	Alamos Gold Inc.	TSX, NYSE
James Haggarty	GreenSpace Brands Inc. (formerly Aumento IV Capital Corporation) Gibraltar Growth Corporation	TSX Venture Exchange TSX
Richard J. Hall	IAMGOLD Corporation Orla Mining Ltd.	TSX, NYSE TSX Venture Exchange
Charles Oliver	Integra Gold Corp.	TSX Venture Exchange
Blair Schultz	Eastmain Resources Inc. OK2 Minerals Ltd.	TSX TSX Venture Exchange

Committees of the Board of Directors

The Board's committees include the Audit Committee, the Compensation and Governance Committee, the Mine Safety and Health Committee, the ERM Committee and the Legacy Committee. The Board does not have a separate nominating committee. The Compensation and Governance Committee is charged with annually evaluating the size of the Board and the persons to recommend as nominees for the position of a director of the Company, as well as other positions as detailed below.

Audit Committee

See "Part Seven – Audit Committee Information".

Compensation and Governance Committee

The Compensation and Governance Committee is currently comprised of three directors, Mark Daniel (Chair), Richard J. Hall and Charles Oliver, each of whom is independent under the applicable NYSE MKT standards, SEC rules and Canadian securities laws and regulations and each of whom the Board believes has direct and indirect expertise, experience and education relevant to their role as members thereof. The Board has also adopted a formal mandate for the Compensation and Governance Committee, which is available on the Company website at www.klondexmines.com under the "Investors – Corporate Governance" tab.

The overall purposes of the Compensation and Governance Committee are to assist the Board in:

(a)	maintaining high standards of corporate governance by developing, recommending and monitoring effective guidelines and procedures applicable to the Company; and

(b)

fulfilling its oversight responsibilities in relation to compensation by developing, monitoring and assessing the Company's approach to the compensation of its directors, senior management and employees.

Responsibilities of the Compensation and Governance Committee include, but are not limited to:

(a)	recommending candidates for senior officer positions;

(b)	recommending candidates for Board memberships;

(c)	reviewing and making recommendations regarding amendments to the Board charter and Board committee charters;

(d)	reviewing and evaluating the performance of directors and officers;

(e)	conducting reviews and making recommendations regarding the Company's human resource and compensation policies, programs and philosophies; and

(f)	annually reviewing and making recommendations in respect of director and officer remuneration, including the grant of share-based and option-based awards.

Mine Safety and Health Committee

The Mine Safety and Health Committee is currently comprised of four directors, Rodney Cooper (Chair), Paul Huet, Charles Oliver and Blair Schultz, each of whom the Board believes has direct and indirect expertise, experience and education relevant to their roles as members thereof.

The role, responsibility, authority and power of the Mine Safety and Health Committee includes, but is not limited to:

(a)

reviewing and recommending to the Board, for approval, changes in or additions to the environmental policies, standards, accountabilities and programs of the Company in the context of competitive, legal and operational considerations;

(b)

reviewing reports on the nature and extent of the compliance or any non-compliance of the Company with the environmental policies, standards, accountabilities and programs of the Company and environmental legislation applicable to the Company and monitoring the correction of any deficiencies and reporting to the Board on the status of such matters;

(c)	reviewing the scope of potential material environmental liabilities of the Company and the adequacy of the environmental management procedures of the Company to manage these liabilities;

(d)	satisfying itself that management of the Company monitors trends and reviews relevant current and emerging environmental matters and evaluates their impact on the Company;

(e)	reviewing such other environmental matters as the Mine Safety and Health Committee considers advisable or the Board may specifically direct the Mine Safety and Health Committee to review or consider;

(f)

reviewing and recommending to the Board, for approval, changes in, or additions to, the occupational health and safety policies, standards, accountabilities and programs of the Company in the context of competitive, legal and operational considerations;

(g)

reviewing reports on the nature and extent of the compliance or any non-compliance of the Company with the occupational health and safety policies, standards, accountabilities and programs of the Company and occupational health and safety legislation applicable to the Company and monitoring the correction of any deficiencies and reporting to the Board on the status of such matters;

(h)	satisfying itself that management of the Company monitors trends and reviews relevant current and emerging health and safety matters and evaluates their impact on the Company; and

(i)

reviewing such other occupational health and safety matters as the Mine Safety and Health Committee considers advisable or the Board may specifically direct the Mine Safety and Health Committee to review or consider.

ERM Committee

The Board has a ERM Committee, currently comprised of three directors, Charles Oliver (Chair), James Haggarty, and Blair Schultz. The ERM Committee provides oversight of management's responsibility to identify all significant business-related opportunities and risks. The ERM Committee's oversight includes strategic, financial, organizational, operational, compliance, and external risks that could impact the viability of the Company, destroy asset and Shareholder value, and or materially affect the long term performance of the Company.

Legacy Committee

The Board has a Legacy Committee, currently comprised of four directors, William Matlack (Chair), Richard J. Hall, Paul Huet and Blair Schultz. The primary role of the Legacy Committee is to oversee the ongoing litigation involving the Company and certain of its former directors and officers.

Compensation Committee Interlocks and Insider Participation

None of the Compensation and Governance Committee is or had been an executive officer or employee of the Company or its subsidiary. No executive officer of the Company is or has been a director or member of the compensation committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

Majority Voting Policy

The Board believes that each of its members should have the confidence and support of the Shareholders. Directors are elected by a plurality of votes, the nominees receiving the eight highest number of votes at the meeting will be elected. On May 9, 2013, as recommended by the Compensation and Governance Committee, the Board adopted a majority voting policy for the election of directors (as amended on May 13, 2016, the "Majority Voting Policy"). The Majority Voting Policy provides that in an uncontested election, any nominee for director who receives more "withheld" votes than "for" votes will tender his or her resignation to the Board, effective on acceptance by the Board. The Board will refer the resignation to the Compensation and Governance Committee for consideration. The Board will promptly accept the resignation unless the Compensation and Governance Committee determines that there are exceptional circumstances relating to the composition of the Board or the voting results that should delay the acceptance of the resignation or justify rejecting it. In any event, it is expected that the resignation will be accepted (or in rare cases, rejected) within 90 days of the applicable shareholder meeting.

Director Orientation and Continuing Education

When new directors are appointed, they receive orientation on the Company's business, current projects and industry and on the responsibilities of directors generally. Each director is provided with copies of all mandates of the Board and its committees as well as all corporate governance related policies of the Company. Board meetings also include presentations by the Company's management and employees to give the directors additional insight in the Company's business. The Board is responsible for ensuring that all directors receive a comprehensive orientation program and continuing education in connection with their role, responsibilities, the business of the Company and the skills they must use in their roles as directors. The Compensation and Governance Committee is mandated to approve an appropriate orientation and education program for directors and oversee the training and orientation of directors. The directors of the Company are also expected to maintain the knowledge and skills necessary to meet their obligations as directors. During the 2016 year, the directors and senior management of the Company attended a three-day course relating to directors' responsibilities, including corporate governance, financial disclosure and enterprise risk management and strategy. All of the directors and members of the executive team received their Acc.Dir designation for successfully completing the accredited directors program. The courses were offered by ICSA (Canada) Directors' Education & Accreditation Program. The directors and senior management of the Company also undertook a one-day training course in March 2017 on enterprise risk management.

Ethical Business Conduct

The directors and officers of the Company are aware that they have a fiduciary obligation to act in the best interests of the Company and to disclose any potential conflicts of interest to the Company. The Board has adopted a written code of conduct applicable to employees, officers and directors of the Company and its subsidiaries, "Code of Ethics, Trading Restrictions and Whistleblowing" (the "Code"). A copy of the Code, filed on SEDAR on May 12, 2008, is located under the Company's issuer profile on SEDAR at www.sedar.com. The Code also contains insider trading restrictions to ensure compliance with insider trading restrictions under applicable securities laws, as well as a formal whistleblowing policy to deal with possible violations of the Code.

The Board encourages and promotes an overall culture of ethical business conduct by promoting compliance with applicable laws, rules and regulations, and advocating awareness of the guidelines and policies detailed in the Code. Through its meetings with management and other informal discussions with management, the Board believes the Company's management team likewise promotes and encourages a culture of ethical business conduct throughout the Company's operations, and the management team is expected to monitor the activities of the Company's employees, consultants and agents in that regard.

Board Decision Making

The Board has established guidelines which outline items which must be approved by the Board or a committee of the Board and may not be delegated to management without Board approval. These items include: the approval of annual budgets and the interim and annual financial statements and management's discussion and analysis; entering into transactions of a fundamental nature (such as amalgamations, mergers and material acquisitions or dispositions); entering into any agreement or commitment to acquire or dispose of assets that are material to the Company including, but not limited to, those which involve consideration that exceeds the budgeted amount by 15% (an "Out of Budget Transaction") and that is not already part of an approved budget; committing to making any material capital expenditure which is an Out of Budget Transaction; adoption of hedging policies; entering into any agreement with an officer, director or 10% shareholder of the Company or any parent or subsidiary of the Company outside of the ordinary course of business; and initiating or settling any legal proceeding involving a payment in excess of C$25,000.

Assessment of Board Performance

The Compensation and Governance Committee is mandated to evaluate the performance of (a) individual directors, (b) the Board, (c) Board committees and (d) the Chief Executive Officer. The purpose of the evaluations is to assess and, where possible, increase the effectiveness of the Board and its committees. The Compensation and Governance Committee may make recommendations to the Board for improving the Board's effectiveness and shall discuss annually with the full Board its effectiveness. The Board does understand that an assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Director Term Limits and Other Mechanisms of Board Renewal

As set forth above under "Part Two – Business of the Meeting – Proposal One: Election of Directors", each director (if elected) serves until the next annual meeting of Shareholders or until his successor is duly elected or appointed. The Board does not currently have a limit on the number of consecutive terms for which a director may sit and believes that arbitrary term or age limits often prevent or restrict the continued service on the Board of the most experienced and valuable Board members who will have acquired an institutional knowledge of the Company from such years of service. Rather, the Board maintains a flexible approach to Board succession whereby it considers the addition of potential candidates in conjunction with its assessments of current Board members and the Board as a whole. The Compensation and Governance Committee and the Board have an effective director evaluation process which is used at least annually and which is a more effective method to assess the fitness for service on the Board than age or term served. The Board believes that this approach allows the Company to maintain an effective Board succession process.

Composition of the Board

The Compensation and Governance Committee reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors. In reviewing Board composition, the Compensation and Governance Committee considers the benefits of all aspects of diversity in order to enable the Board to discharge its duties and responsibilities effectively.

The Compensation and Governance Committee advises and makes recommendations to the Board on recruitment and nomination of members to the Board. On an annual basis, the Compensation and Governance Committee assesses the appropriate size of the Board with a view to determining the impact of the number of directors and the effectiveness of the Board, and recommending to the Board, if necessary, a reduction or increase in the size of the Board. Annually or as required, the Compensation and Governance Committee recruits and identifies potential candidates and considers their appropriateness for membership on the Board. In connection with this process, the Compensation and Governance Committee assesses the effectiveness of the Board as a whole, its committees and individual directors. The Compensation and Governance Committee considers the results of these assessments and the balance of skills, experience, independence and knowledge on the Board, diversity, how the Board works together as a unit, and other factors relevant to its effectiveness in making recommendations relating to Board appointments. The Compensation and Governance Committee also abides by a Diversity Policy, adopted in 2016 and discussed below, aimed at selecting nominees to the Board with a variety of personal qualities, relevant experience, educational achievement, ethnicity, age, gender and cultural backgrounds. The Compensation and Governance Committee mandate is available on the Company website at: www.klondexmines.com under the "Investors – Corporate Governance" tab. The Company aims to have a well-rounded Board that will guide the organization's strategy on economic, environmental and societal topics of highest relevance during the current and future lifecycle of its operation.

Board appointment recommendations look to highly qualified individuals based on their experience, education, expertise, personal qualities, and general business and sector specific knowledge. In identifying suitable candidates for appointment to the Board, the Compensation and Governance Committee considers candidates on merit against objective criteria as described above and with due regard for the benefits of diversity on the Board. The members of the Board have diverse backgrounds and expertise, and were selected on the belief that the Company and its stakeholders would benefit materially from such a broad range of talent and experience.

The Compensation and Governance Committee is responsible for reviewing any Shareholder proposals to nominate candidates for director. Shareholders may submit names of persons to be considered for nomination, and the Compensation and Governance Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding Shareholder requests for nominations, see the section entitled "Shareholder Proposals" in this Circular. None of the current nominees were nominated by a Shareholder.

For additional information regarding the Compensation and Governance Committee's processes and procedures for the consideration and determination of executive and director compensation, see "Part Three – Statement on Executive Compensation" and "Part Four – Report on Director Compensation".

Diversity Policy

The Company believes that decision-making is enhanced through diversity in the broadest sense and in 2016 it adopted a diversity policy to reflect this principle (the "Diversity Policy"). In the context of an effective Board, diversity includes expression of thought, business experience, skill sets and capabilities. Diversity also includes valuing an individual's race, colour, gender, age, religious belief, ethnicity, cultural background, economic circumstance, human capacity, and sexual orientation, as well as other factors. Taken together, these diverse skills and backgrounds help to create a business environment that encourages a range of perspectives and fosters excellence in corporate governance, including the creation of shareholder value. The Board has determined that merit is the key requirement for Board appointment and employee advancement. In identifying suitable candidates for appointment to the Board or in selecting and assessing candidates for executive positions, candidates will be considered on merit against objective criteria regarding experience, education, expertise and general and sector specific knowledge and with due regard for the benefit of diversity.

As a result, the Diversity Policy does not mandate quotas based on any specific area of diversity and specifically does not set targets for women on the Board or in executive officer positions. Currently, the number of women directors and executive officers of the Company is nil (or zero percent of current directors and executive officers, respectively). The Board recognizes that gender diversity is an aspect of diversity and acknowledges the role that women with the right skills and experience can play in contributing to different perspectives in the boardroom. Selection of female candidates to join the Board will be, in part, dependent on the pool of female candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and contribution the chosen candidate will bring to the Board.

The Diversity Policy also covers senior executive appointments and requires the Chief Executive Officer to have reference to the policy in selecting and assessing candidates and in presenting recommendations to the Board regarding appointments to the senior executive team. The Diversity Policy requires the Board to also consider gender diversity and the objectives of the policy when considering those recommendations.

Shareholder Engagement

During the 2016 financial year, the Company engaged in numerous meetings and discussions with its significant shareholders, who had aggregate holdings totalling in excess of 45% of the Common Shares, in order to better understand their expectations and to better ensure the Company's strategy is aligned with the interests of the Shareholders to help increase shareholder value. The program has been very successful, leading to a very productive dialogue between the Company's management, the Board and key Shareholders.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as described in this Circular, no director or executive officer of the Company, or any person who has held such a position since the beginning of the last completed financial year of the Company, nor any nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

Interest of Informed Persons in Material Transactions

Unless as otherwise disclosed, none of the directors or officers of the Company, nor any proposed nominees for election as directors, nor any associate or affiliate of any such person, had any direct or indirect material interest, during 2016, in respect of any matter that has materially affected or will materially affect the Company or any of its subsidiaries.

Certain Relationships and Related Person Transactions

Other than as disclosed in this Circular, since January 1, 2016, none of the Company's directors, executive officers, nominees for director or beneficial owners of more than 5% of the Common Shares or any of their immediate family members was indebted to the Company or had a material interest in a transaction with the Company where the amount involved exceeded US$120,000, nor are any such transactions currently proposed.

In accordance with its charter, the Audit Committee is responsible for reviewing all related person transactions, including current or proposed transactions in which the Company was or is to be a participant, the amount involved exceeds US$120,000 and a related person had or will have a direct or indirect material interest. The Audit Committee does not currently have a written related party transaction policy but its practice is to consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, such as: (i) the nature of the related person's interest in the transaction; (ii) the terms of the transaction; (iii) the relative importance (of lack thereof) of the transaction to the Company; (iv) the materiality and character of the related person's interest, including any actual or perceived conflicts of interest; and (v) any other matters the Audit Committee deems appropriate. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the overall best interests of the Company.

In addition, in accordance with applicable laws, if any actual or potential conflict of interest arises for a director, the director is required by law to declare his or her interest in and refrain from voting on any matter in which he or she may have a conflict of interest.

As further described in the Company's Form 10-K filed with the SEC and the Canadian provincial securities regulators on March 23, 2017, in connection with the Company's acquisition of the Hollister mine and the Aurora mine and ore milling complex, on August 18, 2016, the Company issued 25,900,000 subscription receipts at a price of C$5.00 per subscription receipt, for aggregate gross proceeds of C$129.5 million, in a brokered private placement conducted through a syndicate of underwriters to certain purchasers in Canada and the United States (the "Subscription Receipt Offering"). As part of the Subscription Receipt Offering, the Audit Committee and the Board reviewed and approved participations by certain independent directors of the Company, including: William Matlack, who purchased 120,000 subscription receipts for a total of C$600,000; Richard J. Hall, who purchased 4,000 subscription receipts for a total of C$20,000; and Blair Schultz, who purchased 150,000 subscription receipts for a total of C$750,000. Each of the foregoing directors abstained from voting in respect of authorizing such participations as a result of their interests in such transactions.

Legal Proceedings

The Company does not currently know of any legal proceedings against it involving the Company's directors, executive officers, affiliates of record or beneficial owners of more than 5% of the Common Shares or any of their associates, or in which any of these persons has a material interest adverse to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Effective January 1, 2017, we ceased to be a "foreign private issuer," as defined in Rule 3b-4 under the Exchange Act, and our officers, directors and persons who own 10% or more of our Common Shares became subject to the requirement, under Section 16(a) of the Exchange Act, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Such persons were not subject to the reporting requirements of Section 16(a) prior to January 1, 2017. Therefore, we are not aware of any failure by any of our executive officers, directors and greater than 10% holders to timely file any report required to be filed under Section 16(a) with respect to the fiscal year ended December 31, 2016 or any preceding fiscal year.

Shareholder Communication with the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member or to the Board generally c/o Bennett Jones LLP, Corporate Secretary, Klondex Mines Ltd., Suite 3400 One First Canadian Place, 100 King Street West, Toronto, Ontario, Canada M5X 1A4. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular Board member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Corporate Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Shareholder Proposals

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2018 annual meeting of the Shareholders of the Company, and to be included in the Company's proxy materials for such annual meeting of the Shareholders of the Company, must be received by us at our office at Klondex Mines Ltd., 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia, V6E 2E9 by no later than December 8, 2017, which is 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year's annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year's annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year's proxy circular and form of proxy, is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2018 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Business Corporations Act (British Columbia) (the "BCBCA"), in Part 5, Division 7, "Shareholder Proposals", sets forth the procedure by which a person who: (i) is a registered owner or beneficial owner of one or more shares of the Company that carry the right to vote at general meetings; and (ii) has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal, may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a "proposal").

The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be: (i) supported in writing by holders of shares that, in the aggregate, either (A) constitute at least 1% of the issued shares of the Company that carry the right to vote at general meetings; or (B) have a fair market value of C$2,000; (ii) accompanied by a declaration containing certain prescribed information; and (iii) submitted to the registered office of the Company at least three months before the anniversary of the Company's last annual general meeting.

Additional Information

Financial information relating to the Company is set out in the Company's annual comparative consolidated financial statements and management's discussion and analysis for the year ended December 31, 2016. Additional information is also available under the Company's issuer profile on SEDAR at www.sedar.com and upon request from the Company's Corporate Secretary at 360 Western Road, Suite 1 Reno, Nevada 89506 USA, telephone number: (775) 284-5757. Copies of documents will be provided free of charge to securityholders of the Company. The Company may require the payment of a reasonable charge from any person or company who is not a securityholder of the Company who requests a copy of any such document.

Approval

The contents of this Circular and the sending thereof to the Shareholders have been approved by the Board.

DATED as of the 28th day of March, 2017.

(signed) Paul Huet
Paul Huet
President and Chief Executive Officer
Klondex Mines Ltd.

SCHEDULE "A"

KLONDEX MINES LTD.
MANDATE OF THE BOARD OF DIRECTORS

1.	General

The board of directors (the "Board") of Klondex Mines Ltd. (the "Corporation") is responsible for the stewardship of the business and affairs of the Corporation. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Corporation's strategic planning and organizational structure and supervising management to ensure that the foregoing enhance and preserve the underlying value of the Corporation and that the Corporation operates with honesty and integrity in the conduct of its business.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Corporation as a whole must be paramount at all times.

2.	Composition

The Board will be comprised of a minimum of three members and a maximum of ten members, the majority of whom shall be, in the determination of the Board, "independent" for the purposes of National Instrument 58-101 Disclosure of Corporate Governance Practices. Each Board member shall satisfy the independence and experience requirements, if any, imposed by applicable securities laws, rules or guidelines, any applicable stock exchange requirements or guidelines and any other applicable regulatory rules.

The Chairman of the Board will be elected by vote of a majority of the full Board membership, on the recommendation of the Compensation and Governance Committee. The Chairman of the Board with the assistance of the lead director (who shall be an independent director), if any, will chair Board meetings and shall be responsible for overseeing the performance by the Board of its duties, for setting the agenda of each Board meeting (in consultation with the Chief Executive Officer (the "CEO")), for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for ensuring the Board works as a cohesive team and providing the leadership essential to achieve this.

3.	Meetings

Meetings will be scheduled, on at least a quarterly basis, to facilitate the Board carrying out its responsibilities. Additional meetings will be held as deemed necessary by the Chairman of the Board. The independent directors of the Board shall hold regularly scheduled in camera meetings at least annually at which non-independent directors and management are not in attendance. Any director of the Corporation may request the Chairman of the Board to call a meeting of the Board.

Meetings of the Board shall be validly constituted if a majority of the members of the Board is present in person or by telephone conference. A resolution in writing signed by all the members of the Board entitled to vote on that resolution at a meeting of the Board is as valid as if it had been passed at a meeting of the Board.

4.	Board Charter and Performance

The Board shall have a written charter that sets out its mandate and responsibilities, and the Board shall review and assess the adequacy of such charter and the effectiveness of the Board at least annually or otherwise, as it deems appropriate, and make any necessary changes. Unless and until replaced or amended, this mandate constitutes that charter. The Board will ensure that this mandate or a summary that has been approved by the Board is disclosed in accordance with all applicable securities laws or regulatory requirements in the Corporation's annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

5.	Responsibilities and Duties of Directors

The Board discharges its responsibility for overseeing the management of the Corporation's business by delegating to the Corporation's senior officers the responsibility for day-to-day management of the Corporation. The Board also discharges its responsibilities, both directly and indirectly, through its committees: the Audit Committee and the Compensation and Governance Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board's primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Corporation's strategic objectives, principal duties include the following:

5.1	Appointment of Management

(a)

The Board has the responsibility for approving the appointment of the CEO and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation and Governance Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Corporation.

(b)

The Board, from time to time, delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

(c)	The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

5.2	Board Organization

(a)

The Board will respond to recommendations received from the Compensation and Governance Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairman of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

(b)

The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems and health, safety and environmental policies, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

5.3	Strategic Planning

(a)	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

(b)

The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Corporation may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.

(c)	The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

5.4	Monitoring of Financial Performance and Other Financial Reporting Matters

(a)	The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.

(b)

The Board is responsible for adopting processes for monitoring the Corporation's progress toward its strategic and operational goals, revising its direction to management where necessary, and taking action when Corporation performance falls short of its goals or other special circumstances warrant.

(c)	The Board is responsible for approving the audited financial statements, interim financial statements and the notes and Management's Discussion and Analysis accompanying such financial statements.

(d)	The Board is responsible for reviewing and approving the Corporation's annual budget, if any, presented by management.

(e)

The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Corporation's governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.

5.5	Environmental Matters

The Board is responsible for overseeing the establishment of health, safety and environmental policies for its operations that are consistent with accepted industry practice and comply with applicable laws and regulatory requirements.

5.6	Risk Management

(a)

The Board has responsibility for the identification of the principal risks of the Corporation's business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Corporation and achieving a proper balance between the risks incurred and the potential return to the Corporation's shareholders.

(b)	The Board is responsible for the Corporation's internal control and management information systems.

5.7	Policies and Procedures

(a)	The Board is responsible for:

	(i)	developing the Corporation's approach to corporate governance, including approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

(ii)

approving policies and procedures designed to ensure that the Corporation operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Corporation and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

(b)	The Board enforces its policy respecting confidential treatment of the Corporation's proprietary information and Board deliberations.

5.8	Communications and Reporting

(a)	The Board is responsible for overseeing the Corporation's financial reporting and disclosure obligations in accordance with applicable law, including:

	(i)	overseeing the accurate reporting of the financial performance of the Corporation to shareholders, other security holders and regulators on a timely and regular basis;

	(ii)	overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

	(iii)	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Corporation;

	(iv)	reporting annually to shareholders on its stewardship for the preceding year; and

	(v)	overseeing the Corporation's implementation of systems which accommodate feedback from stakeholders.

5.9	Position Descriptions

(a)	The Board is responsible for:

	(i)	developing position descriptions for the Chairman of the Board, the lead director, if applicable and the chair of each Board committee;

	(ii)	developing and approving the corporate goals and objectives that the CEO is responsible for meeting; and

(iii)

developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

5.10	Orientation and Continuing Education

The Board is responsible for ensuring that all directors receive a comprehensive orientation program and continuing education in connection with their role, responsibilities, the business of the Corporation, and the skills they must use in their roles as directors.

5.11	Nomination of Directors

(a)	In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

	(i)	considering what competencies and skills the Board, as a whole, should possess;

	(ii)	assessing what competencies and skills each existing director possesses; and

	(iii)	considering the appropriate size of the Board, with a view to facilitating effective decision making.

In carrying out each of these responsibilities, the Board will consider the advice and input of the Compensation and Governance Committee.

5.12	Board Evaluation

The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

6.	Resources and Authority of the Committee to Engage Outside Advisors

The Corporation shall provide the Board with the resources, and the Board shall have the authority appropriate to discharge its responsibilities including the authority, to:

(a)	engage independent counsel and other outside advisors as it determines necessary to carry out its duties; and

(b)	set and pay the compensation for any such advisors engaged by the Board and for ordinary administrative expenses of the Board that are necessary or appropriate in carrying out its duties.

August 10, 2015

KLONDEX MINES LTD.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual and Special Meeting to be held on May 4, 2017 at 11:30 AM (Eastern Daylight Time)

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 5:00 PM (Eastern Daylight Time) on May 2, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your **CONTROL NUMBER** listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of Klondex Mines Ltd. hereby appoint: Richard J. Hall, Chairman, or failing him, Paul Huet, President, Chief Executive Officer and Director, or failing him, Barry Dahl, Chief Financial Officer,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of shareholders of Klondex Mines Ltd. to be held at the Toronto Region Board of Trade, Suite 350, 77 Adelaide Street West, Toronto, Ontario, on May 4, 2017 at 11:30 AM (Eastern Daylight Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Rodney Cooper	☐	☐	02. Mark J. Daniel	☐	☐	03. James Haggarty	☐	☐
04. Richard J. Hall	☐	☐	05. Paul Huet	☐	☐	06. William Matlack	☐	☐
07. Charles Oliver	☐	☐	08. Blair Schultz	☐	☐			

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2. Appointment of Auditors

For ☐ Withhold ☐

Appointment of PricewaterhouseCoopers LLP, Chartered Accountants as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.

3. Say on Pay

For ☐ Against ☐ Abstain ☐

4. Frequency of "Say on Pay" Vote

1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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